REGISTRATION NO. 333-97687

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                SearchHelp, Inc.
         --------------------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)


    Delaware                               7380                   11-3621755
-------------------------------  --------------------------- -------------------
(State of Jurisdiction of       (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)


             1055 Stewart Avenue, Suite 12, Bethpage, New York 11714
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)


             1055 Stewart Avenue, Suite 12, Bethpage, New York 11714
--------------------------------------------------------------------------------
                   (Address of Principal Place of Business)


                    William Bozsnyak, Chief Executive Officer
                                SearchHelp, Inc.
     1055 Stewart Avenue, Suite 12, Bethpage, New York 11714 (516) 922-4765
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                             Stephen Rosenberg, Esq.
                            Ralph A. Siciliano, Esq.
                  Tannenbaum Helpern Syracuse & Hirschtritt LLP
                          900 Third Avenue, 13th Floor
                               New York, NY 10022
                              Phone: (212) 508-6700
                            Facsimile: (212) 371-1084

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                           ____
---------------------                                                     |____|


     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                           ____
---------------------                                                     |____|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, checking the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                           ____
---------------------                                                     |____|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
                                                                           ____
---------------------                                                     |____|

                                                    CALCULATION OF REGISTRATION FEE
==================================== ======================== ======================== ========================== ==================
           TITLE OF EACH                                             PROPOSED                  PROPOSED
             CLASS OF                        DOLLAR                   MAXIMUM                   MAXIMUM               AMOUNT OF
            SECURITIES                    AMOUNT TO BE            OFFERING PRICE          AGGREGATE OFFERING         REGISTRATION
         TO BE REGISTERED                  REGISTERED                PER UNIT                    PRICE                  FEE(3)
------------------------------------ ------------------------ ------------------------ -------------------------- ------------------
               Units                       $4,000,000              $.50 per Unit              $4,000,000                  -

           Common Stock,
        $.0001 par value(1)                $3,840,000             $.48 per Share              $3,840,000                 $368

           Common Stock
  Class A Redeemable Warrants(2)             $ 80,000             $.01 per Warrant              $ 80,000                   -

  Common Stock, $.0001 par value,
      Issuable on Exercise of
    Class A Redeemable Warrants            $6,000,000             $.75 per Share              $6,000,000                 $552

           Common Stock
  Class B Redeemable Warrants(2)             $ 80,000             $.01 per Warrant              $ 80,000                   -

  Common Stock, $.001 par value,
      Issuable on Exercise of
    Class B Redeemable Warrants           $14,000,000             $1.75 per Share            $14,000,000               $1,288
==================================== ======================== ======================== ========================== ==================

(1) This registration statement also covers an indeterminate number of shares of SearchHelp, Inc.'s common stock, par value $.0001 per share, that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective warrants in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Included in Units for the purpose of calculating the registration fee.

(3) These Registration fees were paid with filing of original Registration Statement.

                                SEARCHHELP, INC.


     This Post-Effective Amendment No. 5 has been prepared to provide current information to the holders of warrants to purchase our common stock in order to assist them in making the decision of whether or not to exercise their warrants. This Post-Effective Amendment No. 5 should be read in conjunction with our prospectus, and particularly the risk factors described in the prospectus.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS POST-EFFECTIVE AMENDMENT NO. 5. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS






RISK FACTORS...................................................................4

OUR OUTSTANDING SECURITIES.....................................................7

SUMMARY OF FINANCIAL DATA......................................................7

NOTE REGARDING FORWARD LOOKING STATEMENTS......................................8

CAPITALIZATION.................................................................9

FINANCING TRANSACTIONS.........................................................9

BUSINESS......................................................................10

MANAGEMENT....................................................................14

FINANCIAL STATEMENT...........................................................18

                                  RISK FACTORS

AN INVESTOR SHOULD BE ABLE TO BEAR A COMPLETE LOSS OF ITS INVESTMENT IN THE COMPANY AND SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER RISK FACTORS IN OUR PROSPECTUS AND OTHER INFORMATION IN THIS POST-EFFECTIVE AMENDMENT NO. 5 AND OUR PROSPECTUS BEFORE DECIDING TO EXERCISE ITS WARRANTS.

SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO OPERATE AS A GOING CONCERN; OUR SHARES MAY HAVE NO VALUE

     We completed a public offering of 2,474,000 units in July 2003 for total gross proceeds of $1,237,000. We spent most of the funds raised to pay off debt and accounts payable and used the balance for working capital.

     We have earned less than $21,000 in revenues from inception through December 31, 2003 and $592 as of March 31, 2004. As of December 31, 2003 and March 31, 2004, we had a stockholders' capital deficiency of $35,123 and $ 816,875 and a working capital deficiency of $145,556 and $171,209, respectively.

     We began a best efforts private offering in September 2003 for a maximum of 2,400,000 shares of our common stock at $.25 per share, a total of $600,000. Due to the delay in launching our products, we amended this offering in March 2004 to increase the number of shares of common stock to 7,200,000 shares and the amount to be raised to a total of $1,800,000. If raised, the additional funds will allow us to continue to operate for the next nine months even if we are unable to generate revenues. However, if less than that amount is raised, it is unlikely that we will be able to continue operations.

     We are a developmental stage company and the risk that we may not be able to operate as a going concern is discussed by our accountants in our financial statements.

A PORTION OF OUR INDOOR AIR QUALITY LINE OF BUSINESS MAY REQUIRE US TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED

     We are not registered and do not intend to register as an investment company under the Company Act, or any similar state laws. As part of our planned IAQ business, we entered into an agreement with Environmental Commercial Technology Corp. to acquire for cash and securities an interest in the revenues from a mold remediation product. If we do not undertake substantial additional activities in connection with the product, it is possible that our investment in the product could be viewed as an investment company activity. We do not believe that our planned activity will constitute investment in securities and, therefore, will not cause us to be subject to regulation as an "investment company." We may however be required to register as an investment company in order to undertake this investment. If this were to occur, our day-to-day operations would then become subject to the regulatory and disclosure requirements imposed by the Investment Company Act of 1940. We do not have the infrastructure to operate as an investment company and would not be able to continue doing business. Although there is a safe harbor exemption in the Investment Company Act of 1940 that would allow us to use up to 40% of our non-cash assets towards such investments, even if such investments were deemed to be a security investment activity, it is unlikely that we will be able to avail ourselves of such safe harbor exemption.

IN ADDITION TO GENERAL ECONOMIC CONDITIONS, OUR SUCCESS DEPENDS ON THE GROWING AWARENESS OF THE NEED FOR CHILD SAFETY WHILE ON THE INTERNET AND THE GROWING AWARENESS OF THE NEED FOR HEALTHY INDOOR AIR QUALITY

     We cannot assure investors that our business strategy will be successful or that it will successfully address these risks. Our initial success will depend almost entirely upon the acceptance of our products and services by parents with children under the age of 17, elementary and middle schools, media companies and households. Market acceptance will depend upon several factors, particularly (i) the determination by parents that they need and want to monitor and protect their children while on the Internet, (ii) the determination by schools that they want to educate and inform their families about the need for monitoring and knowing what their children do while on the Internet, (iii) the recognition by home owners of the need to be concerned about home's indoor air quality and (iv) the awareness of mold as a growing health concern.

     A number of factors may inhibit acceptance, including (i) the existence of competing products, (ii) our inability to convince families that they need to pay for the products and services which we will offer, or (iii) failure by households and service companies to use our products.

     We have used a substantial amount of our resources to acquire an interest in the mold remediation product. We have paid $500,000 in cash and are required to pay an additional $100,000 in cash. We have also issued 2,300,000 shares of our common stock and issued warrants to purchase 2,300,000 shares of our common stock. This is a substantial commitment of our resources and we will not achieve any substantial benefit unless the product is effective for its intended purposes and achieves wide market acceptance and sales within a relatively short period of time. There can be no assurance that we will earn a profit on the product or even receive a return of any portion of its investment, all of which could be lost. We are required to effectuate and pay the costs of a registration statement with Securities and Exchange Commission for the shares issued and the shares underlying the warrants issued to Environmental Commercial Technology Corp. and its parent by September 1, 2004. If we are not successful in registering these securities by that date, the agreement allows the warrant exercise price to be reduced in stages from $0.33 per share at September 1, 2004 to a low of $0.01 at January 1, 2006. If the registration statement is not effective by January 1, 2005, both ECT and its parent may cancel the agreement and keep half of the common shares issued; but, they must surrender the warrants and refund the cash to the Company.

ENVIRONMENTAL COMMERCIAL TECHNOLOGY CORP. MAY NOT MEET ITS OBLIGATIONS

     Even if the product is effective for its intended purposes, there is a substantial risk that Environmental Commercial Technology Corp. may not be able to perform adequately, that it may not be effective in marketing the product, that its own rights may be challenged or that it will fail to comply with its obligations, both monetary and otherwise, to us. Were any of these possibilities to occur, we might suffer the loss of our investment in the product.

WE WILL FACE COMPETITIVE PRESSURES

     We will compete, in all of our proposed businesses, with other companies, some of whom have far greater resources and experience than us. There are established competitors and there is ease of market entry for other companies who choose to compete with us.

     Effective competition could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business and chances for success.

     Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources.

     To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance its services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

EVEN THOUGH SOME MARKET RESEARCH HAS BEEN CONDUCTED WITH RESPECT TO THE POTENTIAL RECEPTION FOR THE PRODUCTS IN WHICH WE HAVE AN INTEREST WILL BE RECEIVED FAVORABLY BY OUR TARGET MARKETS, THE STUDIES MAY NOT BE ACCURATE

WE MAY BE EXPOSED TO LIABILITY IN OUR INDOOR AIR QUALITY BUSINESS OR IN CONNECTION WITH FAMILYSAFE SENTRY PRODUCTS

     We intend to operate in areas which affect the health and safety of individuals and families. It is our intention to improve such health and safety. However, if any person should be harmed, notwithstanding the use of our products or services, we may be sued on various grounds including product liability or negligence. We may seek to place in force insurance to protect it against such potential liability, but even if we do so, we may be faced with heavy litigation costs and possible awards for damages, any of which would severely burden our financial position and stability.

WE COULD EXPERIENCE EXTREMELY HIGH TECHNICAL SUPPORT NEEDS FOR OUR FAMILYSAFE SENTRY CHILD SOFTWARE PRODUCTS WHICH COULD HARM OUR BUSINESS AND REPUTATION

     To succeed with our Sentry child software plans, we must be certain that the products experience a low need for technical support. Our success in this area depends on ease of use and customer satisfaction. Our operations depend upon its ability to protect its network infrastructure and equipment and to keep its information updated and correct.

     Although we have sought to build redundancy into our network and hosting infrastructure, we could experience interruptions in service and partial system failures due to routing problems, hard drive failures, database corruption and other computer failures. Any of these problems could seriously damage our business.


                           OUR OUTSTANDING SECURITIES

     As of April 29, 2004, we had outstanding:

     *    26,739,000 shares of our common stock, par value $.0001 per share;
     *    2,474,000 class A warrants;
     *    2,474,000 class B warrants;
     * 247,400 placement agent warrants for (x) one share of our common stock, (y) class A warrants to purchase one share of common stock exercisable at $.985 and (z) class B warrant to purchase one share of common stock exercisable at $2.285 per share, at a purchase price of $.985 per unit; and
     * A warrant granted to a licensor and its parent company to acquire 2,300,000 common shares at $0.33 per share.

     In addition, a placement agent earned, but has not been issued warrants to acquire 111,200 shares of our common stock at $0.30 per share.

     In March 2004, options to purchase an aggregate of 220,000 shares of our common stock, exercisable at $.25 per share, were granted to two officers under our 2004 Stock Plan and an option to purchase 750,000 shares of common stock, exercisable at $.25 per share, was granted to one of our directors an option to purchase 750,000 shares of our common stock, exercisable at $ .62 per share, was also granted to a consultant, both were outside of the 2004 Stock Plan.

     The common stock, class A warrants and class B warrants are each quoted on the Over-the-Counter Bulletin Board and trade, respectively, under the symbols SHLP, SHLPW and SHLPZ. As of April 29, 2004, they had respective market prices of $.76, $.18 and $.8.

                            SUMMARY OF FINANCIAL DATA

     The following tables set forth certain summary financial data for SearchHelp. You should read this information together with the financial statements and the notes to the statements contained in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, particularly our Form 10-KSB for the year ending December 31, 2003 and March 31, 2004.

                                                               OR THE FISCAL YEAR ENDED              FOR THE THREE MONTHS ENDED
STATEMENT OF OPERATIONS DATA:                                     DECEMBER 31, 2003                        MARCH 31, 2004
-----------------------------                                     -----------------                      -----------------
Revenues                                                                $4,556                                  $592
Loss from operations                                                   (862,700)                             (310,504)
Net loss                                                             (1,068,433)                             (310,987)
Net loss attributable to stockholders                                (1,068,433)                             (310,987)
Basic and diluted net loss per share                                   ($0.06)                                ($0.01)
Weighted average shares outstanding used in basic and                17,518,014                              24,683,198
diluted net loss per share calculation

BALANCE SHEET DATA:                                               DECEMBER 31, 2003                        MARCH 31, 2004
-------------------                                               -----------------                        --------------

Cash and cash equivalents                                             $271,800                               $152,441
Working capital (deficit)                                             (145,556)                              (171,209)
Total assets                                                           386,475                              1,140,525
Total liabilities                                                      421,598                                323,650
Total stockholders' capital deficiency                                 (35,123)                              (816,875)

                    NOTE REGARDING FORWARD LOOKING STATEMENTS

     This Post-Effective Amendment No. 5 and the prospectus contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The company makes such forward-looking statements under the provisions of the "safe harbor" section of the private securities litigation reform act of 1995. Forward-looking statements reflect our views and assumptions based on information currently available to management. such views and assumptions are based on, among other things, our operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) our ability to complete and sell its products and services, (b) our ability to achieve levels of sales sufficient to cover operating expenses,
(c) our ability to conclude arrangements in the indoor air quality business, (d) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for our products and services, (e) regulatory or legal changes affecting our business, (e) the effectiveness of our relationships in the indoor air quality business, (g) the effectiveness of the indoor air quality compound in which we have invested, or (h) our ability to secure necessary capital for general operating or expansion purposes.

                                 CAPITALIZATION

     The following table sets forth SearchHelp's total capitalization as of December 31, 2003 and March 31, 2004.

                                                                               December 1, 2003           March 31, 2004
Current liabilities                                                               $419,191                  323,650
Long-term Obligations                                                                2,407                     -
Stockholders' equity:
     common stock, $.0001 par value, 100,000,000 shares                              2,140                    2,653
     authorized, 21,397,000 and 26,530,000 shares issued
     and outstanding respectively
Additional paid-in capital                                                       1,928,463                3,090,935
Deficit accumulated in development stage                                        (1,965,726)              (2,276,713
Total stockholders' capital deficiency                                             (35,123)                (816,875)
Total liabilities & Stockholders' Equity                                           386,475                1,140,525

                             FINANCING TRANSACTIONS

Recent Private Offering
-----------------------

     On September 8, 2003 we commenced a best efforts private offering of 4,000,000 shares of our common stock at $.25 per share. This offering was increased to 6,000,000 shares of our common stock in November 2003 and increased to 7,200,000 shares in March 2004 for a total of $1,800,000 to be raised. The offering will close on May 31, 2004, unless we extend it.

     As of April 29, 2004, a total of 5,460,000 shares were sold to approximately 59 accredited investors. The gross proceeds of the offering as of that date was $1,462,500 and the net proceeds to us, after expenses and broker commissions, was approximately $1,417,765.

     Our financial statements reflect an accrual at December 31, 2003 of $1,700 payable to S.G. Martin Securities, LLC, our placement agent, and a warrant to purchase 34,000 shares of our common stock at $.30 per share is issuable to the placement agent. Through April 29, 2004, S.G. Martin Securities, LLC raised a total of $278,000 and was paid a 10% commission of $27,800. $5,560 has been accrued for the 2% non-accountable expenses that have not been paid as of April 29, 2004. S.G. Martin is also entitled to, but has not yet received, a placement agent warrant to purchase a total of 111,200 of our common stock. These items will be paid by us within thirty days after the close of the offering.

     Between December 1, 2001 and February 14, 2002 promissory notes in the aggregate amount of $325,000 were issued to 13 accredited investors. Robert M. Cohen & Co., Inc. was the placement agent and received commissions totaling $32,500. Since we did not pay back the note holders in full within 60 days after the issuance of the notes, they were entitled to purchase up to 5,000 shares of our common stock per month at $.01 per share for each additional month the notes remained unpaid. The notes were paid in full by July 2003 out of the proceeds of our initial public offering. A total of 1,125,000 shares were purchased by the note holders.

Initial Public Offering
-----------------------

     On July 23, 2003, we completed an initial public offering of 8,000,000 units at a purchase price of $0.50 per unit. Each unit consisted of one share of common stock, one class A warrant and one class B warrant. We sold a total of 2,474,000 units for gross proceeds of $1,237,000. Placement agent fees and registration costs totaled $403,942, of which $234,681 was paid prior to the commencement of the offering and $169,311 of the proceeds was used to pay the balance of the expenses of the offering. Of the remainder of the proceeds, $557,518 was used to pay outstanding debt and interest thereon, $265,719 was used to pay accounts payable and expenses and the balance was used for working capital.

     We paid the placement agent, Robert M. Cohen & Co., Inc., a commission of 10% and non-accountable expenses of 3% of the proceeds from the units it placed for an aggregate of $160,810. The placement agent also received warrants, exercisable for five years, to purchase 247,400 units at $.985 per unit. Upon the exercise of a warrant and the payment of the exercise price, the placement Agent will acquire one share of common stock, one class A warrant to purchase one share of common stock at $.985 and one class B warrant to purchase one share of common stock at $2.285 per share.

                                    BUSINESS

Overview
--------

     We intend to become a family safety company, having shifted our primary focus from providing small businesses with online forums. We will continue to develop software intended to keep children safe while online, as well as seek out emerging technologies, products and services that exhibit significant promise of improving family safety and well being. We will no longer be offering our hosting business or our community builder template service any longer, as these business areas do not appear to provide viable revenue at this time.

     As a result of our new focus, we have formed two new subsidiaries, FamilySafe, Inc. for our family software division and Indoor Air Quality Services, Inc., for our indoor air quality business, specifically mold. Mold is at the forefront of health and environmental concerns.


FamilySafe Products
-------------------

     FamilySafe owns the technology for our two software products, Sentry At Home and Sentry Remote, formerly known as S.P.I.K.E and S.P.I.K.E Remote, which have been in development for two years.

     Sentry At Home is a comprehensive online monitoring software package whereby parents set the security permission levels for their children. It enables parents to monitor their child's behavior on the Internet by blocking and filtering out inappropriate web sites on AOL, Netscape, Internet Explorer and MSN. It also protects children from potential online predators by monitoring Instant Messaging applications and chat rooms. Sentry At Home offers a time usage feature, it blocks illegal music downloading and has a custom browser and desktop for its younger users.

     Sentry Remote also enables parents to monitor their child's behavior on the Internet while the parent is not at home. It allows parents to see on their computer screens exactly what their children are seeing on their screens. With Sentry Remote parents are able to be active participants in their children's Internet experience from any other computer that is online. Parents can redirect their children to other web sites, send them protective messages, lock their computers, hide their start menus, taskbars or desktop items, and more. Parents are also able to view the last 25 web sites visited, view their children's Instant Messaging conversations and even receive a text message alert about what their children are doing while online.

     In August 2003, we entered into a five year Software License and Service Agreement with Family Trusted Products, LLC (FTP), a company dedicated to creating technology-based products that reinforce the importance of safety for children. FTP will be responsible for manufacturing, marketing and distributing the Sentry products. We will receive a 10% royalty on all sales made by FTP. FTP will pay all marketing, manufacturing and distribution costs, and we will receive an additional 5% from FTP's monthly sales to be used for technical support and all updates. We are responsible for maintaining technical support and all updates. We have delivered the Sentry products to the fulfillment house for distribution. We anticipate FTP, who has the support of the National Center for Missing & Exploited Children, to launch the Sentry products for consumer purchase in July 2004. We anticipate revenues from the products in the latter part of the third quarter.

     Frank Florio, President of Family Trusted Products, has joined our Advisory Board. Mr. Florio will be working closely with us to enhance our FamilySafe division.

Indoor Air Products
-------------------

     Indoor Air has been exploring opportunities with the "at home" quality of living aspects of indoor air quality (IAQ). The increased knowledge and concern with regards to indoor air toxins and irritants, combined with the dramatic increase in the diagnosis of childhood and adult asthma and the potential impact of these issues on general family health, represent, in our opinion, an area in need of address and solutions. The increasing media attention, as well as hard and soft data related to in-home complaints and associations with IAQ problems, make the opportunity to develop a consumer friendly/informative home-based solution attractive for us.

     We chose to focus on one of the most important issues within the broader IAQ arena - Mold. There is a great deal of both medical and media attention being given to the detection and the removal of harmful molds from indoor air systems. We are investigating the potential for engaging in the marketing of products for the testing for mold conditions and have already entered into an agreement with a company that provides indoor mold remediation solutions.

     On February 3, 2004, we entered into a Participation Agreement with Environmental Commercial Technology Corp. (ECT). ECT has been granted the rights to market an environmentally safe compound for mold remediation that has the ability to both kill and prevent the growth of mold and fungus. We received an interest equal to 5% of the gross revenue from the sale of the product. In return, we provided development capital of $500,000 and we will pay an additional $100,000 by August 2004. We will also provide consulting services in connection with the marketing and sales of the product through ECT. As additional consideration, we also granted ETC and its parent company Bioneutral Laboratories Corporation USA a total of 2,300,000 shares of common stock and a warrant to purchase up to 2,300,000 shares of common stock. We are required to effectuate and pay the costs of a registration statement with the Securities and Exchange Commission for the shares issued and the shares underlying the warrants issued to ECT and its parent by September 1, 2004. If we are not successful in registering these securities by that date, the agreement provides that the warrant exercise price to be reduced in stages from $0.33 per share at September 1, 2004 to a low of $0.01 at January 1, 2006. If the registration statement is not effective by January 1, 2005, both ECT and its parent may cancel the agreement and keep half of the common shares issued; but, they must surrender the warrants and refund the cash to us.

     ECT anticipates Environmental Protection Agency (EPA) approval of the compound in the third quarter and has standing orders for the compound. We expect to begin to generate revenues from this venture in the forth quarter of 2004. We continue to evaluate possible business opportunities for mold screening, but we will wait until revenues are generated through the sale of our software products before committing to any venture.

     Michael O'Reilly, the third largest mold remediator in the country, joined our Advisory Board. Mr. O'Reilly brings knowledge and experience in the Indoor Air Quality area to our company. Additionally, John Houman, a well respected scientist, has also joined our Advisory Board. Mr. Houman has an extensive organic chemistry and research background and is interested in the issues and solutions concerning mold testing, remediation and research.

Marketing Plans
---------------

     GENERALLY - We will examine all reasonable opportunities identified, explored and selected for development of our products for the most effective way for our products to enter into the selected marketplace. This will include the possibility of the inclusion of strategic partners if necessary in a variety of areas where the partners' expertise in technology, science, marketplace influence or other capabilities in our management's judgment needed to achieve successful financial and marketplace results for our products.

     Possible structures include consumer offerings, expert endorsements, private labeled offerings that leverage the influence and power of another entity's reputation and/or positioning as well as fully embedded offerings into complementing products, services and providers.

     We will be particularly cautious as it relates to launching expensive marketing initiatives into new and untested products and services and instead seek out ways to reduce risk while gaining expertise through the use of test-marketing strategies and the opportunities that may lie with partners who have established expertise and/or market entry capabilities.

     For all marketplace executions, management will seek the most effective media or combinations of media for the selected marketplace with a constant and balanced concern towards the potential revenue and profitability returns from the investment of funds for the strategies employed.

     We will rely on our strategic partners for marketing and distribution. The Sentry At Home and Sentry Remote products will be marketed by Family Trusted Products (FTP) and Environmental Commercial Technology Corp (ECT) is responsible for all marketing and sales of the mold remediation compound.

Competition
-----------

     GENERALLY - We will compete for clients with companies that offer child monitoring software and IAQ companies. There could be other businesses with the same business plan and model as ours, of which we are unaware. Effective competition could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business.

     Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including larger technical staffs, greater name recognition, larger customer bases, and substantially greater financial, marketing, technical and other resources.

     To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and our competitors' innovations by continuing to enhance our services, as well as our sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business.

     FAMILYSAFE PRODUCTS -We believe that every family should have monitoring software to filter, monitor and block inappropriate web sites while their child is on the Internet. The Sentry software has competition from Net Nanny, Cyber Cop, Cyber Patrol and a handful of others. Net Nanny is a well-known company rated by Consumer Reports as "very good." We have designed the Sentry products to be the most comprehensive monitoring software on the market. We signed a licensing agreement with FTP to market Sentry At Home and Sentry Remote. Though this does not assure success, it is an important alliance in marketing these products. If the Sentry products are technologically sound, we expect that we will be supported by the National Center for Missing and Exploited Children. No other online monitoring software has received this support.

     INDOOR AIR PRODUCTS - Our IAQ mold remediation business faces competition from organizations with mold-encapsulation capable products and from other organizations potentially developing mold deterrence concepts.

     If we enter the mold testing arena, competition will come from companies, among others, who market lower cost, less accurate mold tests already in the marketplace as well as other IAQ evaluation products that are marketed through "in-person" relationships such as home service providers and home inspectors.

                                   MANAGEMENT
                                   ----------

Directors and Executive Officers
--------------------------------

     We have a four-member board of directors. Each director holds office until the next annual stockholders meeting or until a successor is duly elected or appointed. The biographies of the members of the board and our executive officers appear below.

        Name            Age                   Position
        ----            ---                   --------

William Bozsnyak       43        Chairman of the Board, Chief Executive Officer,
                                 Vice President and Treasurer
Debbie Seaman          46        Director, President and Secretary
Joel San Antonio       51        Director
Joseph Carrizzo        46        Director
Noel C. Bonilla        46        Chief Financial Officer
Eric Elgar             45        Chief Technical Officer

     William Bozsnyak has been a Director, the Chief Executive Officer, Treasurer and Chairman of the Board since the company's inception in January 2001 and has been the Chief Financial Officer and Vice President since September 2002. Mr. Bozsnyak was the President of our company until September 2002 and our Chief Financial Officer until April 1, 2004. In 1982, he joined the investment firm of J.P. Morgan Securities Inc. where he became a vice president in the Institutional Fixed Income Sales Department. In 1993, Mr. Bozsnyak left Morgan to join UBS Securities Inc. (Union Bank of Switzerland). He served as a vice president within the Global Fixed Income Department, where he was relationship manager and sold U.S. fixed income securities to major institutional U.S. firms. In 1998, Mr. Bozsnyak left the financial services business to create a local portal that focused on small businesses whose needs were not being met on a national level. This portal ultimately became the company. Mr. Bozsnyak graduated in 1982 from the New York Institute of Technology with a B.S. degree in Business Administration and a minor in Finance.

     Debbie Seaman has been a Director and the Secretary of our company since the company's inception in January 2001 and has been the President since September 2002. Ms. Seaman was the Vice President of our company until September 2002. Ms. Seaman has over 20 years of professional experience in both profit and nonprofit industries and has worked for numerous nonprofit organizations such as the National Multiple Sclerosis Society, Nassau/Suffolk Law Services, NYS Youth Bureaus, Surrogate's Court and North Shore Child & Family Guidance Center. Ms. Seaman's responsibilities included department administration, policy/program development, community project organizing, public speaking, grant writing and clinical practice. Ms. Seaman has been a self-employed independent consultant since 1987. As a business consultant, Ms. Seaman has worked as a strategist to increase the value of a company as a whole, while also helping management and staff in fostering improved performance and cooperation. She was a personal life coach and business strategist for small and medium sized companies in industries such as construction, law, marketing, publishing, politics and travel. Ms. Seaman received her Masters degree in Social Work from Virginia Commonwealth
University in 1981. In 2000, Ms. Seaman was awarded the Outstanding Community Leadership Award from the National Multiple Sclerosis Society, Long Island Chapter.

     Joel San Antonio has been a Director of our company since September 2001 and serves on our company's Audit Committee and Compensation Committee. Mr. San Antonio began his career as co-founder of a sportswear manufacturer in the women's fashion industry. In 1983, Mr. San Antonio and his partner exited the fashion industry and founded Warrantech Corporation, a third party administrator of service contracts and extended warranty programs. Warrantech Corporation went public in 1984 and in September 1997 was recognized by Fortune Magazine as one of the "100 Fastest Growing Companies in America." Mr. San Antonio serves as Chairman of the Board and Chief Executive Officer of Warrantech Corporation. Since December 1999, Mr. San Antonio serves as Chairman of the Board of MedStrong International Corporation, a public company that transports medical records over the internet and as Chairman of the Board of Marc Pharmaceuticals, Inc., a pharmaceutical company focusing on the development and commercialization of innovative products for the treatment of cancer and other diseases. In 1988, Mr. San Antonio was a national finalist in Ernst & Young's "Entrepreneur of the Year" program following his recognition as "Entrepreneur of the Year" in financial services for E & Y's Northeast Region. He is a member of the Metropolitan Museum of Art and is also involved in a variety of philanthropic and charitable activities.

     Joseph Carrizzo has been a Director of our company since September 2001 and serves on our company's Audit Committee and Compensation Committee. Mr. Carrizzo began his career with Lehman Brothers in 1983. While working there for twelve years in the corporate bond department, he became Lehman's senior level medium term note trader. In 1995, he left Lehman to become an independent distributor of personal care and anti-aging products. His business now includes the distribution of technology and telecom services and on-line products.

     Noel C. Bonilla has been our Chief Financial Officer since April 1, 2004 and a member of our Advisory Board since January 2000. Mr. Bonilla is an attorney in private practice. From November 1999 until July 2001 he was at the law firm Meltzer, Lippe, Goldstein & Schlissel, LLP. Mr. Bonilla attended Howard University and earned a Bachelors of Business Administration degree in Accounting. Mr. Bonilla was and accountant for the accounting firm of Ernst & Whinney, where he specialized in small business auditing and consulting. Mr. Bonilla a founder and President of the Central Islip Main Street Alliance, Treasurer of the Central Islip Civic Council, Treasurer of the Suffolk County Hispanic Bar Association and former Treasurer of the Practicing Attorneys for Law Students Program, Inc.

     Eric Elgar has been the Chief Technology Officer since April 2004 and attended the New York University Stern School of Business in 1982, where he received a Bachelor of Science degree in information systems and market research. From September 2001 to August 2003, Mr. Elgar acted as Chief Technical Officer for Digital Online Network, Inc. In 1996 through August of 2001, he was Group Managing Director of Online Technology and was also part of CMP Media Speakers Bureau. He has been a spokesperson for the publication at numerous industry events conferences, on National Public Radio and on PSEUDO Online Internet Radio. Mr. Elgar founded E2TechLabs.com LLC in 2003 which specializes in Quality Assurance (QA) for software applications, Web sites and complex infrastructures.

Executive Officer Compensation
------------------------------

                                                Long-term Compensation Awards
                        Annual Compensation     Securities Underlying Options($)
                        -------------------     -------------------------------
Name                  Salary($)      Bonus($)
----                  ---------      --------

William Bozsnyak        $80,000(3)       (1)             $200,000(2)
Debbie Seaman           $70,000          (1)             $200,000(2)
Joseph Carrizzo              $0          $0              $187,500(4)
Noel C. Bonilla         $24,000          $0              $32,900 (5)
Eric Elgar             $100,000          $0              $70,500 (6)


(1) An incentive bonus to be determined prior to commencement of each year determined by our compensation committee.

(2) Stock option to purchase up to $200,000 worth of our common stock which are to be issued from our 2004 Stock Plan at the exercise price equal to the midpoint between the bid and ask price of our common stock on the date of grant.

(3) Mr. Bozsnyak is currently not taking his salary. We began accruing Mr. Bozsnyak's salary monthly in the amount of $6,667 beginning January 2004. As of March 31, 2004, $20,000 has been accrued. We will continue to accrue this amount until there are sufficient funds available for Mr. Bozsnyak to take his salary.

(4) In consideration for business and marketing services rendered to us by Mr. Carrizzo, he agreed, in December 2003, to accept an option to purchase 750,000 shares of our common stock at a purchase price of $.25 per share. The value of the services rendered as determined by both management and Mr. Carrizzo, and the fair value of the option granted, as determined using the Black-Scholes option pricing method, was $187,500.

(5) As of April 1, 2004 we are paying Mr. Bonilla an annual salary $24,000. $1,000 per month is being paid currently and $1,000 per month is being deferred until we have sufficient funds to pay Mr. Bonilla. Mr. Bonilla also received an option under our 2004 Stock Plan to purchase 70,000 shares of our common stock at a purchase price of $.47 per share. Beginning on March 18, 2004, options to purchase 17,500 shares which will vest each over the next four years.

(6) As of April 1, 2004 we are paying Mr. Elgar an annual salary of $100,000. Mr. Elgar also received an option to purchase 150,000 shares of our common stock at a purchase price of $.47 per share. These options will vest by April 1, 2005.

Employment Agreements
---------------------

     In January 2004, we entered into a 3-year employment agreement with William Bozsnyak. The employment agreement provides for a base salary of $80,000 with a minimal annual 5% increase. Mr. Bozsnyak will also receive an incentive bonus to be determined prior to commencement of each year. Our compensation committee will determine the criteria for Mr. Bozsnyak's bonus. Mr. Bozsnyak will be granted options to purchase up to $200,000 worth of shares of common stock under our 2004 Stock Option Plan, if and when it is established, at a price equal to the midpoint between the bid and ask price of our common stock on the date of the grant.

     In December 2003, we entered into a 3-year employment agreement with Debbie Seaman. The employment agreement provides for a base salary of $70,000 with a minimal annual 5% increase. Ms. Seaman will also receive an incentive bonus to be determined prior to commencement of each year. Our compensation committee will determine the criteria for Ms. Seaman's bonus. Ms. Seaman will be granted options to purchase up to $200,000 worth of shares of common stock under our 2004 Stock Option Plan, if and when it is established, at a price equal to the midpoint between the bid and ask price of our common stock on the date of the grant.

     On March 18, 2004 we entered into an employment agreement with Noel C. Bonilla to be our part time Chief Financial Officer effective April 1, 2004. The employment agreement provides for an annual salary of $24,000, $1,000 to be paid currently and $1,000 to be deferred until we have sufficient funds to pay Mr. Bonilla. Mr. Bonilla also has been granted an option to purchase 70,000 common shares of our common stock under our 2004 Stock Plan at a purchase price of $ ..47. 17,500 shares will vest each over the next four years, beginning on March 18, 2004. The agreement will be automatically extended each year unless notice is received by either employee or us.

     On March 18, 2004 we entered into an employment agreement with Eric Elgar to be our Chief Technical Officer, effective April 1, 2004. The agreement provides for an annual salary of $100,000. Under the agreement, Mr. Elgar is guaranteed employment for at least six months. In addition he also has been granted an option to purchase 150,000 shares of our common stock under our 2004 Stock Plan at a purchase price of $ .47 per share. These shares will vest on April 1, 2005. The agreement will be automatically extended each year unless notice is received by either employee or us.

                               Financial Statement
                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)



                                    I N D E X

                                                                                                                   Page No.
                                                                                                                   --------
FINANCIAL STATEMENTS:
        Consolidated Balance Sheets as at March 31, 2004 and December 31, 2003
         (Unaudited)                                                                                              I-2 - I-3


        Statements of Operations
           For the Three months ended March 31, 2004 (Consolidated) and
           2003 and Cumulative For the Period from January 29, 1999
           (Inception) to March 31, 2004 (Consolidated) (Unaudited)
                                                                                                                     I-4

        Consolidated Statement of Stockholders' Equity (Capital Deficiency)
           For the Three Months Ended March 31, 2004 (Unaudited)                                                     I-5


        Statements of Cash Flows
         For the Three Months ended March 31, 2004 (Consolidated) and 2003 and
         Cumulative For the Period From January 29, 1999 (Inception)
         to March 31, 2004 (Consolidated) (Unaudited)                                                              I-6 - I-8

        Notes to Financial Statements (Unaudited)                                                                  I-9- I-26

                                      I-1

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS


                                   A S S E T S
                                   -----------
                                                                                    March 31,              December 31,
                                                                                      2004                    2003
                                                                                  -----------              -----------
                                                                                  (Unaudited)             (Unaudited)

Current assets:
  Cash                                                                            $   148,578              $ 271,800
  Accounts receivable                                                                   2,393                  1,237
  Prepaid expenses                                                                      1,470                    598
                                                                                  -----------              -----------
        Total current assets                                                          152,441                273,635
                                                                                  -----------              -----------

Property and equipment - at cost,
  less accumulated depreciation                                                        15,805                 17,262
                                                                                  -----------              -----------

Other assets:
  Software development costs, less accumulated
  amortization of $192,353 and $179,054, respectively                                 370,124                  93,423
Deferred license fee                                                                  600,000                    -
Security deposit                                                                        2,155                   2,155
                                                                                  -----------              -----------
        Total other assets                                                            972,279                  95,578
                                                                                  -----------              -----------

        Total assets                                                              $ 1,140,525              $  386,475
                                                                                  ===========              ===========

                                      I-2

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                     CONSOLIDATED BALANCE SHEETS (Continued)

                    LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

                                                                                  March 31,            December 31,
                                                                                     2004                  2003
                                                                                -------------         -------------

Current liabilities:
  Note payable - bank                                                              $ 14,450                $ 14,450
  Current portion of long-term debt                                                   6,361                   5,206
  Due to stockholders                                                               145,008                 332,508
  Due to placement agent                                                             10,360                   1,700
  Deferred Revenues                                                                     153                     120
  Accounts payable and accrued expenses                                             147,318                  65,207
                                                                                -------------         -------------
        Total current liabilities                                                   323,650                 419,191
                                                                                -------------         -------------

Long-term debt, less current portion                                                   -                      2,407
                                                                                -------------         -------------

Commitments and contingencies                                                           -                       -

Stockholders' equity (capital deficiency):
  Common stock - $.0001 par value
    Authorized  - 100,000,000 shares
    Issued and outstanding - 26,530,000 and
    21,397,000 shares, respectively                                                   2,653                   2,140
  Additional paid-in capital                                                      3,090,935               1,928,463
  Deficit accumulated in the development stage                                  ( 2,276,713)            ( 1,965,726)
                                                                                -------------         -------------
        Total stockholders' equity (capital deficiency)                             816,875             (    35,123)
                                                                                -------------         -------------

        Total liabilities and stockholders'
          equity (capital deficiency)                                            $1,140,525              $  386,475
                                                                                ============          =============

                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                                         Cumulative From
                                                     For the Three             For the Three             January 29, 1999
                                                     Months Ended               Months Ended              (Inception) to
                                                    March 31, 2004             March 31, 2003             March 31, 2004
                                                    --------------             --------------             --------------
                                                    (Consolidated)                                        (Consolidated)
                                                      (Unaudited)                (Unaudited)                (Unaudited)
Revenues                                             $       592               $     1,501                  $   21,242
                                                    --------------             --------------             --------------

Operating expenses:
  Selling                                                 41,098                    14,919                     400,155
  Web site costs                                          17,472                     6,401                     156,857
  Software development costs                              75,000                    40,495                     279,324
  General and administrative                             162,769                    55,808                     797,056
  Amortization and impairment of
    license costs and deferred
    promotional incentives                                   -                      11,250                      63,667
  Depreciation and amortization                           14,757                    14,134                     212,475
                                                    --------------             --------------             --------------
Total operating expenses                                 311,096                   143,007                   1,909,534
                                                    --------------             --------------             --------------

Loss from operations                                (    310,504)                ( 141,506)                ( 1,888,292)
                                                    --------------             --------------             --------------

Other expenses:
  Interest                                                   483                    15,469                     104,471
  Compensatory element of
    noteholders purchase rights                              -                      88,200                     231,450
  Amortization of deferred
    financing costs                                          -                         625                      52,500
                                                    --------------             --------------             --------------
Total other expenses                                         483                   104,294                     388,421
                                                    --------------             --------------             --------------

Net loss                                            ($   310,987)             ($   245,800)                ($2,276,713)
                                                    ==============             ==============             ==============


Per share data:
  Loss per share - basic and diluted                    ($.01)                     ($.02)
                                                    ==============             ==============


Weighted average number of
  shares outstanding                                  24,638,198                15,684,811
                                                    ==============             ==============

                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                              (CAPITAL DEFICIENCY)

                    FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                   (Unaudited)

                                                                                              Deficit
                                                                                            Accumulated            Total
                                                Common Stock            Additional            in the            Stockholders'
                                        --------------------------        Paid-In           Development        Equity (Capital
                                           Shares         Amount           Capital             Stage            Deficiency)
                                        -----------       ----------    -------------       --------------    ----------------
Balance at January 1, 2004               21,397,000       $ 2,140        $1,928,463         ($1,965,726)      ($    35,123)

Deferred License Costs                    2,300,000           230          ( 230)                    -                  -
Proceeds from sale of securities,
net of registration costs                 2,833,000           283           685,202                  -             685,485

Issuance of common stock options
for services rendered                                                       290,000                  -             290,000

Issuance of common stock
options to non employee director                                            187,500                  -             187,500

Net loss                                        -             -                -            (    310,987)     (    310,987)
                                        -----------       ----------    -------------       --------------    ----------------

Balance at March 31, 2004                26,530,000       $ 2,653        $ 3,090,935        ($ 2,276,713)      $   816,875
                                        ===========       ==========    =============       ==============    ================

                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                             For the Three            For the Three           January 29, 1999
                                                              Months Ended             Months Ended            (Inception) to
                                                             March 31, 2004           March 31, 2003           March 31, 2004
                                                             --------------           --------------           --------------
                                                             (Consolidated)                                    (Consolidated)
                                                              (Unaudited)              (Unaudited)              (Unaudited)

Cash flows from operating activities:
  Net loss                                                    ($ 310,987)              ($ 245,800)              ($2,276,713)
                                                             --------------           --------------           --------------
  Adjustments to reconcile net loss to
      net cash used in operating activities:
    Deferred revenue                                                  33                       -                        153
    Compensatory element of
      noteholders' purchase rights                                    -                    88,200                   231,450
    Depreciation                                                   1,457                    1,493                    14,288
    Amortization of deferred financing costs                          -                       625                    52,500
    Amortization of software
      development costs                                           13,299                   12,641                   192,353
    Amortization and impairment of
      deferred promotional incentives                                 -                        -                     44,500
    Amortization and write off of
     deferred license costs                                                                11,250                    25,000
    Common stock issued for legal fees                                -                        -                      9,000
    Increase (decrease) in cash flows as
        a result of changes in asset and
        liability account balances:
      Accounts receivable                                     (    1,156)                   2,739               (     2,393)
      Prepaid expenses                                        (      872)                   1,204               (     1,470)
      Due To Placement Agent                                       4,800                       -                      4,800
      Security deposits                                               -                        -                (     2,155)
      Accounts payable and accrued expenses                   (   17,889)              (   48,387)                   47,318
                                                             --------------           --------------           --------------
  Total adjustments                                           (      328)                  69,765                   615,344
                                                             --------------           --------------           --------------

Net cash used in operating activities                         (  311,315)              (  176,035)              ( 1,661,369)
                                                             --------------           --------------           --------------

Cash flows from investing activities:
  Equipment purchases                                                 -                        -                (    10,804)
  Software development costs                                          -                (   31,120)              (   247,477)
  Deferred license costs                                              -                (   10,000)              (    50,000)
  Deferred license fee                                        (  500,000)                     -                 (   500,000)
                                                             --------------           --------------           --------------
Net cash used in investing activities                         (  500,000)              (   41,120)              (   808,281)
                                                             --------------           --------------           --------------

Net cash used in operating and investing
 activities                                                   (  811,315)              (  217,155)              ( 2,469,650)
                                                             --------------           --------------           --------------

                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      STATEMENTS OF CASH FLOWS (Continued)

                                                                                                           Cumulative From
                                                          For the Three            For the Three           January 29, 1999
                                                          Months Ended              Months Ended            (Inception) to
                                                         March 31, 2004            March 31, 2003           March 31, 2004
                                                         --------------            --------------           --------------
                                                         (Consolidated)                                     (Consolidated)
                                                           (Unaudited)              (Unaudited)               (Unaudited)

Net cash used in operating and
  investing activities brought forward:                 ($    811,315)             ($  217,155)             ($ 2,469,650)
                                                         --------------            --------------           --------------

Cash flows from financing activities:
  Due to stockholder                                               -                    15,000                   332,508
  Note payable - bank                                              -                        -                     14,450
  Notes payable - other                                            -               (    75,000)                        -
  Loans payable                                                    -                        -                    104,075
  Equipment loans                                       (       1,252)             (     1,112)             (     12,105)
  Deferred financing costs                                         -                                        (     52,500)
  Deferred registration costs                                      -               (    22,940)             (    234,681)
  Proceeds from sale of securities                            689,345                  315,700                 2,460,031
  Proceeds from stock
    subscriptions receivable                                       -                       -                       6,450
                                                         --------------            --------------           --------------
Net cash provided by financing activities                     688,093                  231,648                 2,618,228
                                                         --------------            --------------           --------------

Net increase (decrease) in cash                         (     123,222)                  14,493                   148,578

Cash at beginning of period                                   271,800                    1,012                       -
                                                         --------------            --------------           --------------

Cash at end of period                                    $    148,578               $   15,505               $   148,578
                                                         ==============            ==============           ==============

Supplemental Disclosure of cash flow
Information:

Cash payment made during the period
  Interest                                               $       533                $   12,490               $   104,188
                                                         ==============            ==============           ==============

                       See notes to financial statements.

                        SEARCHHELP, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      STATEMENTS OF CASH FLOWS (Continued)

                                                                                                      Cumulative From
                                                       For the Three           For the Three          January 29, 1999
                                                        Months Ended            Months Ended           (Inception) to
                                                       March 31, 2004          March 31, 2003          March 31, 2004
                                                       --------------          --------------          --------------
                                                       (Consolidated)                                  (Consolidated)
                                                        (Unaudited)              (Unaudited)             (Unaudited)

Supplemental Schedules of Noncash
Investing and Financing Activities:
Assets acquired for debt                                     -                       -                       19,289
                                                                                                       --------------

Deferred promotional incentive acquired
through exercise of common stock
purchasing rights                                            -                       -                        4,450
                                                                                                       --------------

Common stock issued for legal fees                           -                       -                        9,000
                                                                                                       --------------

Loans converted to common stock                              -                       -                      104,075
                                                                                                       --------------

Compensatory element of
Noteholders purchase rights                                  -                       -                      231,480
                                                                                                       --------------

Due to placement agent                                       3,860                   -                        5,560
                                                       --------------                                  --------------

Deferred License Fee                                       100,000                   -                      100,000
                                                       --------------                                  --------------

Issuance of common stock options for
services rendered                                          477,500                   -                      477,500
                                                       --------------                                  --------------

                       See notes to financial statements.

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2004

NOTE  1  -    PLAN OF ORGANIZATION:

               (a) Organization and Presentation of Financial Statements:

                    SearchHelp,  Inc. (the  "Company") was  incorporated  in the
               State of Delaware on September 5, 2001 at which time the founding shareholders subscribed for 6,660,000 shares of the Company's common stock for an aggregate of $6,450. The stock subscriptions were paid in January and February 2002. The Company is a successor to SH Networks.com, Inc., ("SHN"), formerly known as SearchHelp.com, Inc., a New York corporation formed on January 29, 1999. SHN merged into the Company on September 5, 2001 in a transaction in which the shareholders of SHN exchanged all of the capital stock in SHN for 6,616,910 common shares of the Company. The merger was accounted for as a recapitalization. Certain creditors of SHN simultaneously converted their debt of $104,075 into 1,123,090 shares of the Company's common stock ($.09 per share). Since its inception through March 31, 2004, the Company and its predecessor have not generated any significant revenues and have not carried on any significant operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has a working capital deficiency of $145,556 and a stockholders' capital deficiency of $35,123 at December 31, 2003 and a $171,209 working capital
               deficiency  at  March  31,  2004  and  a  stockholders'   capital
               deficiency of $816,875 at March 31, 2004. The Company has incurred net losses of $1,965,726 through December 31, 2003 and $310,987 and $245,800 for the three months ended March 31, 2004 and 2003 respectively.

                    This condition raises  substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, developing and selling products and services oriented towards improving family well being.

                    The Company offered for sale to the public ("IPO"),  through a placement agent, on a best efforts basis, up to 8,000,000 units (each consisting of one share of common stock, one A warrant to purchase one share of common stock at $.75 and one B warrant to purchase one share of common stock for $1.75) at a purchase price of $.50 per unit. The Company filed its prospectus on January 22, 2003 and was declared effective on that date. The Company sold 2,474,000 units for total gross proceeds of $1,237,000. The placement agent received 10% of the gross proceeds from the offering, plus certain warrants and reimbursement of expenses. Placement agent fees and registration costs were $403,942 of which $234,681 had been paid in 2002 and 2001 and the balance of $169,311 was paid from the proceeds of the offering. The Company has repaid all outstanding notes totaling $475,000 and interest of $82,518 of the proceeds from the IPO. $265,719 of the proceeds from the IPO was used to pay accounts payable and expenses. The balance was used for working capital.

                    Since the Company has not generated significant revenues and as management does not anticipate the Company will generate sufficiently substantial revenues from the sale of its products in an amount necessary to meet its cash needs for the next twelve months, management believes the Company will need additional financing to continue operating.

                    Accordingly,   effective  September  8,  2003,  the  Company
               commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors will be required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased to sell 6,000,000 shares of the Company's common stock at the same purchase price and provided that the Company may use one or more placement agents to assist in the sale. This offering has been extended through April 30, 2004 and increased to raise $1,800,000 and to sell 7,200,000 shares of the Company's common stock. The offering was further extended to May 31, 2004. The Company would pay each placement agent a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expenses of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company has agreed to give the placement agent warrants to purchase up to 720,000 shares of common stock at a purchase price of $.30 per share which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. The placement agent's warrants and the underlying shares of common stock will not be registered at the time of grant. The placement agent will have certain piggy back rights to cause the registration of the shares if the Company effects a registration of its securities. For the three months ending March 31, 2004, 2,833,000 shares were purchased for $708,000, net of $22,515 in offering costs of which $10,360 was unpaid at March 31, 2004. One placement agent was entitled to, but had not been issued, warrants to purchase 32,000 shares of the Company's common stock a purchase price of $0.30 per share at December 31, 2003 and 42,000 shares of the Company's common stock for at purchase price of $0.30 per share for the quarter ending March 31, 2004 for a total of a warrant to purchase 76,000 shares of the Company's common stock at a purchase price of $0.30 per share due such placement agent.

               (b) Principal Business Activity:

                    The  Company  is  focused  on  utilizing  new  and  emerging technology to develop products and services oriented toward improving family and well-being, primarily but not exclusively in the home, having shifted its primary focus from providing small businesses with online forums. The Company will continue to develop software intended to keep children safe while online: and, its more expanded purpose will be to seek out emerging technologies, products and services that exhibit significant promise of improving family safety and well being.

                    The Company's two existing software products, Sentry At Home and Sentry Remote, formerly known as Secure Protect Identify Kids Everywhere (S.P.I.K.E.), and S.P.I.K.E. Remote Sentry, were developed to keep children safe while online. These monitoring programs are currently being tested by an outside testing center. The Company entered into an exclusive five year licensing agreement with Family Trusted Products, LLC ("FTP"). FTP will be responsible for the manufacturing, marketing and distribution of the Sentry Products. FTP will pay the Company a royalty of 10% on all FTP sales of the Sentry products. The Company is responsible to supply FTP with technical support and upgrades.

               Expanded Areas of Development

               Indoor Air Quality (IAQ)

                    The Company has been  exploring  opportunities  with the "at home" quality of living aspects of indoor air quality ("IAQ"). The Company has formed a subsidiary, Indoor Air Quality Services, Inc., to pursue the IAQ business. The increased knowledge and concern with regards to indoor air toxins and irritants, combined with the dramatic increase in the diagnosis of childhood and adult asthma and the potential impact of these issues on general family health, represent, in the Company's opinion, a vast area in need of address and solutions. The increasing media attention, as well as hard and soft data related to in-home complaints and associations with IAQ problems, make the opportunity to develop a consumer friendly/informative home-based solution extremely attractive to the Company.

                    The Company has chosen to focus on one of the most important issues within the broader IAQ arena - Mold. There is a great deal of both medical and media attention being given to the detection and the removal of harmful molds from both indoor residential and commercial structures. The Company is investigating the potential for engaging in both aspects of the mold issue (1) providing definitive products for screening for mold conditions and (2) providing effective indoor mold remediation solutions.

                    On  February   3,  2004,   the   Company   entered   into  a
               Participation Agreement with Environmental Commercial Technology Corp. ("ECT"). ECT has been granted the rights to market a product, an organic compound, intended for the prevention of the growth of mold and fungus. The Company received the right to receive 5% of the gross revenue from the sale of the product. In return, the Company provided development capital of $500,000 and will pay an additional $100,000 by August 2004. The Company will also provide consulting services in connection with the marketing and sales of the product for a 5 1/2-year term. As additional consideration, the Company also granted ECT and its parent company, Bioneutral Laboratories Corporation USA, a total of 2,300,000 shares of common stock and warrants to purchase up to 2,300,000 shares of common stock.

                    The  fair  value  paid  for  the   participation   agreement
               aggregated $1,950,000 of which a total of $600,000 will be in cash and the balance was the fair value of the securities issued. The fair value of the common shares issued of $575,000 was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility is $575,000. The estimated registration costs to be borne by the Company are $200,000. The Company is required to effectuate and pay the costs of a registration statement with Securities and Exchange Commission for the shares issued and the shares underlying the warrants issued to ECT and its parent by September 1, 2004. If the Company is not successful in registering these securities by that date, the agreement allows the warrant exercise price to be reduced in stages from $0.33 per share at September 1, 2004 to a low of $0.01 at January 1, 2006. If the registration statement is not effective by January 1, 2005, both ECT and its parent may cancel the agreement and within ten (10) days of such termination, return to the Company (i) the cash of $600,000, less any revenue sharing payments made to the Company, (ii) the warrants and (iii) half of the common shares issued and to the extent that the shares are not then in ECT or its parent company's possession, they must pay fifteen cents ($0.15) for each such share that is no longer in their possession. On March 15, 2004 the Company made its required payment to ECT for $100,000 and has one final payment of $100,000 to pay in August 2004 which is reflected in accounts payable.

NOTE  2  -    SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:

               (a) Basis of Presentation:

                    The accompanying  financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company in August 2003 incorporated its wholly owned subsidiary, Indoor Air Quality Services, Inc., which has had no activity through December 31, 2003. The accompanying financial statements for the three months March 31, 2003 includes the accounts of the Company. All intercompany transactions have been eliminated in consolidation and its wholly owned subsidiaries. The accompanying financial statements for the three months ending March 31, 2004 include the accounts of the Company and its wholly owned subsidiaries Indoor Air Quality Services, Inc. and FamilySafe, Inc. which was incorporated in February 2004 for the software activities of the Company.

                    In  the  opinion  of  management,  the  unaudited  financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position of the Company as of March 31, 2004 and the results of operation and cash flows for the three months ended March 31, 2004 and 2003. The results of operation for the three months ended March 31, 2004 and 2003 are not necessarily indicative of results to be expected for the full year.

                    The  December  31, 2003  balance  sheet was derived form the audited financial statements included in the Company's report on Form 10-K fir for the year ended December 31, 2003 and should be read in conjunction therewith.


               (b) Revenue Recognition:

                    Through the three months ending March 31, 2004,  the Company did not have significant revenues and is in the development stage. The Company recognizes revenues in accordance with accounting principles generally accepted in the United States of America. Income from contracts for advertising income, web site services and solutions will be earned on a pro-rata basis throughout the life of the related contract. The Company had revenues at March 31, 2004 of $592 and deferred revenue of $153. Royalty income will be recognized in the same period as the underlying licensees' sales are reported as income. Revenues in the form of sales and commissions from the on-line sale of products, if any, will be recognized at the date of shipment.

               (c) Use of Estimates:

                    The  preparation of financial  statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

               (d) Concentration of Credit Risk:

                    Financial  instruments that potentially  subject the Company to a significant concentration of credit risk consists of cash. The Company places its cash with high credit quality financial institutions which at times maybe in excess of the FDIC insurance limit.

               (e) Depreciation and Amortization:

                    Depreciation  of property  and  equipment is provided by the straight-line method over the estimated useful lives of the related assets ranging from five to seven years. Significant improvements are capitalized; maintenance and repairs are charged to income. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss, if any, is reflected in income.

                    Costs  associated  with the  development of software that is not intended for sale are capitalized. Costs incurred in the securing of financing and for promotional incentives are also capitalized. Amortization of software development costs, finance costs and promotional incentives are provided by the straight-line method, over estimated useful lives of three years, sixty days and eighteen months, respectively.

               (f) Earnings Per Share:

                    The  Company  adopted  Statement  of  Financial   Accounting
               Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation, plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive.


               (g) Stock Based Compensation:

                    The Company  elected to use the  intrinsic  value  method to account for future options granted to employees for the purchase of common stock as per Accounting Principles Board Opinion No.25 "Accounting for Stock Issued to Employees". The Company will disclose the pro forma effect of accounting for stock options under the fair value method as prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation". For transactions in which goods and services are the consideration received for the issuance of common stock, the accounting shall be the fair value of the common stock issued or the fair value of the consideration received whichever is more reliably measurable at the date the options are issued. The Company has chosen not to adopt SFAS 148 "Accounting for Stock-Based Compensation - Transition and
               Disclosure" which was issued in December 2002. This statement amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method.

               (h) Software Research and Development Costs:

                    Research  and  development  costs are  expensed as incurred.
               Software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. The Company intends to release its products as soon as possible after technological feasibility has been established. As a result, costs subsequent to achieving technological feasibility should not be significant and all software development costs will be expensed. Commencing in April 2002, the Company incurred software research and development costs of $204,342 which were charged to operations ($154,609 in 2003 and $49,715 in 2002) in connection with the initial development phase of two products. In addition, the Company incurred software research and development costs of $75,000 for the three months ended March 31, 2004 and $6,401 for the three months ended March 31, 2003.

               (i) Advertising Costs.

                    The Company  expenses  ordinary  advertising  and  promotion costs as incurred. Advertising and promotion costs were $1,745 and $10,156 for the three months ended March 31, 2004 and 2003, respectively.


               (j) Recently Issued Accounting Pronouncements:

                    In December 2002, the FASB issued SFAS No. 148,  "ACCOUNTING
               FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE." This statement amends SFAS 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. The Company has elected not to adopt the provisions of SFAS No. 148. However, the Company will provide all newly required disclosures under SFAS No. 123

                    In  December  2003,  the FASB issued  Interpretation  No. 46
               (Revised) "Consolidation of Variable Interest Entities". This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", describes the circumstances under which a variable special purpose entity is to be consolidated with entities that do not have the characteristics of a controlling interest in the special purpose entity.

                    In April 2003, the FASB issued SFAS No. 149 which amends and clarifies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

                    In May 2003,  the FASB issued SFAS No. 150,  Accounting  for
               Certain Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies certain financial instruments with characteristics of both liabilities and equity.

                    Management  believes  the  adoption of these  pronouncements will not have a material impact on the Company.


NOTE  3  -    PROPERTY AND EQUIPMENT.

               Property and equipment consist of the following:

                                                          March 31, December 31,
                                                        2004              2003
                                                       --------         -------

               Computers                               $29,290          $29,290
               Furniture and fixtures                      803              803
                                                       --------         -------
                                                        30,093           30,093
               Less:  Accumulated depreciation          14,288           12,831
                                                       --------         -------
                                                       $15,805          $17,262
                                                       ========         =======

                    Depreciation  expense  charged to operations  was $5,972 for the year ended December 31, 2003 and $1,457 and $1,493 for the three months ended March 31, 2004 and 2003, respectively.

NOTE  4  -    INTANGIBLE ASSETS.


                    In connection  with the December 31, 2001 private  placement of the Company's notes, the placement agent has received a fee of $27,500 through December 31, 2001 and an additional fee of $25,000 for the year ended December 31, 2002. The fee was charged to operations as additional interest over the 60-day term of the notes. Amortization of these fees charged to operations was $625 for the year ended December 31, 2003 and the three months ended March 31, 2003.

                    In  accordance  with the  American  Institute  of  Certified
               Public Accountants Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Attained for Internal Use," the Company, since inception, capitalized costs of $247,477 of which $33,625 and $59,830 were capitalized in 2003 and 2002. These costs consisting of amounts paid to independent consultants related to the implementation and enhancement of its propriety related database and interactive operating software. The Company is amortizing these costs over their estimated useful lives of the three years. Amortization charged to operations during the years ended December 31, 2003 and 2002 was $59,000 and $11,564 and $31,120 for the three months ended March 31, 2004 and 2003, respectively. In August 2003, the Company agreed to purchase certain software from the entity that had been licensing the software to the Company. The purchase has not closed at December 31, 2003. The Company has reflected the cash portion of the purchase price it will pay in software and will commence to amortize the software upon closing. The total purchase price is cash of $25,000 and options to acquire 750,000 shares of the Company's common stock, See Note 12. The Company received the deliverables and paid the remaining $15,000 to the vendor in March 2004. Amortization for the additional software costs is $4,792 for the three months ended March 31, 2004.


NOTE  5  -    NOTES PAYABLE - BANK.


                    The  Company has a $50,000  revolving  line of credit with a bank. Interest on borrowings is charged at 2.25% above the bank's prevailing prime rate which was 6.25% at March 31, 2004 and December 31, 2003, respectively. The weighted average interest rate for the year ending December 31, 2003 and for the three months ending March 31 2004 was 6.25%. Interest expense of $2,684 was charged to operations during the year ended December 31, 2003, $483 and $641 were charged to operations for the three months ended March 31, 2004 and 2003. At December 31, 2003 and March 31, 2004, $14,450 of the line has been utilized. The debt is guaranteed by the current CEO of the Company and is collateralized by marketable securities which he owns which have a fair market value of approximately $36,000 at December 31, 2003 and March 31, 2004.


                                      1-16

NOTE  6  -    NOTES PAYABLE - OTHER.


               (a) During December 2001, the Company initiated a private placement offering to raise capital in order to fund the creation of its web site. The offering consisted of thirteen $25,000 notes bearing interest at 10% per annum payable in sixty (60) days from issuance. If the notes were not repaid in full on their due dates, then each note holder has the right to purchase 10,000 shares of the Company's common stock at $.01 per share and then 5,000 shares at the end of each additional thirty (30) day period the notes remain outstanding. The variance between the purchase right's exercise price per share and the fair value of the securities acquired will be charged to operations as additional interest. Additionally, the placement agent was to be paid ten (10%) percent of the proceeds of the offering, plus out-of-pocket expenses. Amortization of deferred financing costs is charged to operations over the sixty (60) day term of the notes.

               (b) At December 31, 2001, the Company had sold nine notes, one of which was to its former CFO. In January and February 2002, the remaining four notes were sold at par value. The notes were repaid with accrued interest in July 2003. A placement agent fee of $25,000 was paid in December 31, 2002 and is reflected on the accompanying balance sheet as deferred financing costs. During the year ended December 31, 2003, an additional compensatory element interest charged to operations for the excess of the fair value of the note holders purchase rights received over their exercise price was $45,200. The fair value of the purchase rights was determined by management at $.09 per share which was the ascribed fair value of the purchase rights using the
                    Black-Scholes Option Pricing Model for determining fair value. During the year ended December 31, 2003, an additional compensatory interest element for purchase rights to acquire 345,000 common shares was charged to operations for the excess of the fair value of the note holders' purchase rights received over their exercise price of $169,050. The fair value of the purchase rights was determined by management to be $.49 per share which was the difference between the $.50 per unit price the Company's securities were being offered to the public at the date of issuance of the purchase rights and the $.01 per share note holders' purchase price.

                    During the year ended December 31, 2002, the note holders' exercised rights to acquire an aggregate 310,000 common shares for $3,100 including the Company's former CFO who exercised rights to acquire 55,000 common shares for $550. During the year ended December 31, 2003, the note holders exercised rights to acquire 815,000 common shares in the aggregate for $8,150. These notes and the accrued interest were repaid in 2003.

NOTE  7  -    LOAN PAYABLE - EQUIPMENT.


               Equipment loan payable is comprised of the following:


                                                          March 31, December 31,
                                                           2004           2003
                                                         --------      --------
      Obligation under equipment financed
        payable in installments of $495 including
        13% interest through March 2005                  $6,361         $7,613
      Less:  Current portion                              6,361          5,206
                                                         --------      --------

                                                         $   -          $2,407
                                                         ========      ========


NOTE  8  -    DUE TO STOCKHOLDERS.


                    At  December  31, 2003 and March 31,  2004,  the Company was
               indebted to the CEO of the Company in the amount of $130,188 and its President in the amount of $14,820 for cash working capital advances made to the Company. These advances are non-interest bearing. The officers of the Company do not expect repayment of these advances prior to the Company's attainment of sufficient cash flows to sustain its operations for eighteen (18) months.

                    On  December  30,  2003,  management  agreed  to issue a non employee director options to acquire 750,000 restricted shares of the Company's common stock for business and marketing advice rendered by the director in the last quarter of 2003. The fair value of the services rendered as determined by both the director and management is the fair market value of the options to be issued, as determined by utilizing the Black-Scholes option pricing model, based upon the then selling price of restricted shares through the Company's private placement, $0.25 per share. Such fair value of $187,500 has been charged to operations in 2003 with a corresponding increase in due to stockholders. The options were physically granted on March 12, 2004 at which time the liability to stockholders was reduced by $187,500 and additional paid-in capital was increased by $187,500.

                    As of April 29, 2004 the options have not been exercised and no stock has been issued.

NOTE  9  -    ACCOUNTS PAYABLE AND ACCRUED EXPENSES.

               Accounts payable and accrued expenses consist of the following at:

                                                         March 31,  December 31,
                                                           2004         2003
                                                         --------      ---------
             Professional fees                           $20,000       $ 20,548
             License costs                               100,000         15,000
             Interest on notes payable                        77            127
             Consultants                                     -           25,000
             Accrued Officer Payroll                      20,000             -
             Accrued Payroll other & payroll taxes         4,184
             Sundry operating expenses                     3,057          4,532
                                                         --------     ----------
                                                        $147,318      $  65,207
                                                         ========     ==========





NOTE 10  -    INCOME TAXES.

                    The Company does not have any currently  payable or deferred federal or local tax benefit since its inception to March 31, 2004. At December 31, 2003, the Company had a net operating loss carryforward available to reduce future taxable income amounting to $1,588,000 of which $131,000 expires in 2021, $557,000 expires in 2022 and $900,000 expires in 2023. Management is unable to determine if the utilization of the future tax benefit is more likely than not and, accordingly, the asset for federal and local carryforwards of approximately $624,000 has been fully reserved. A reconciliation of the actual tax provision to the expected statutory rate is as follows:

                                                               For the Three Months Ended March 31,
                                                   ---------------------------------------------------------
                                                                   2004                         2003
                                                   ---------------------------------------------------------
Loss before income taxes                               ($311,000)                   ($245,800)
                                                       ==========                   ==========

Expected statutory tax benefits                        ($105,700)         -34.0%    ($ 83,600)       -34.0%
Nondeductible expense, amortization                       16,400            5.3%          200          0.1%
Net operating loss valuation reserve                      89,300           28.7%       93,400         33.9%
                                                       ----------         ------    ----------       ------
Total tax benefit                                       $   -               0.0%     $   -             0.0%
                                                       ==========         ======    ==========       ======

                                      I-19

NOTE 11  -    COMMON STOCK.

                    On September 5, 2001, the founding  shareholders  subscribed for 6,660,000 common shares for an aggregate of $6,450. The subscriptions were paid in January, February and July 2002 and are reflected as stock subscriptions receivable in the financial statements as at December 31, 2001.

                    On September 5, 2001, the  shareholders of SH  Networks.com,
               Inc. (SHN) and the Company agreed to merge SHN into the Company. The SHN shareholders received 6,616,910 shares of the Company's common stock in exchange for all of the outstanding capital stock of SHN. At the date of the merger, SHN's liabilities exceeded its assets by $131,461. Simultaneously with the merger, certain creditors agreed to exchange $104,075 in debts for 1,123,090 shares of the Company's common stock ($.09 per share).

                    On  September  5, 2001,  counsel  for the  Company  accepted
               100,000 shares of the Company's common stock as partial payment for services rendered. The fair value of the services rendered and the shares at date of issuance was $9,000 ($.09 per share).

                    On  November  26,  2001,  the  individual  assignees  of  an advertising agreement exercised the purchase right contained in the agreement to acquire 500,000 shares of the Company's common stock for $500. The fair value for the securities issued was $45,000 ($.09 per share) on the date of issuance, which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value.

                    Commencing in February  2002 through  December  2002,  seven note holders exercised their purchase rights and acquired 310,000 common shares for $3,100 in cash. During fiscal 2003, nine note holders exercised their purchase rights for 815,000 common shares for $8,150 in cash.

                    In December 2003,  management  agreed to issue to a director options to acquire 750,000 restricted shares of the Company's common stock as payment for services rendered by the director. The fair value of option for the services rendered of $187,500, as determined by the Black-Scholes option pricing model, was charged to operations in 2003 with a corresponding increase in due to stockholders. The options were physically granted on March 12, 2004 at which time the liability to stockholders was reduced by $187,500 and additional paid-in capital was increased by $187,500. Upon the issuance of the options, the liability to stockholders will be reduced by $187,500 and additional paid-in capital will be increased by $187,500.

               Initial Sale of the Company's Securities to the Public:

                    The Company  entered into a agreement with a placement agent to offer for sale to the public on a best efforts basis up to 8,000,000 units (each consisting of one share of common stock, one warrant to purchase one share of common stock at a price of $.75 per share and a warrant to purchase one common share at $1.75) at $0.50 per unit, which became effective on January 22, 2003. The placement agent is to receive 10% of the gross proceeds from the offering plus certain warrants and reimbursements of expenses of 3% of the gross proceeds and certain placement agent warrants. The Company granted the placement agent and his designee warrants which expire on December 31, 2007, to purchase up to 247,000 units at $.985 per unit for five years. Upon the exercise of a warrant by the placement agent, the placement agent shall receive a share of the Company's common stock, a class A redeemable warrant to purchase one share of common stock exercisable at $.985 per share for five years and class B redeemable warrant to purchase one share of the Company's common stock for five years at $2.285. Management and the placement agent consider the placement agent warrants to be additional compensation for the agent's services in the offering. If these warrants are exercised in whole or in part, any excess of the fair value of the securities issued over the warrant exercise price will be reflected as cost of raising capital and not a charge to operations and, accordingly, will be charged to additional paid in capital. The offering which originally terminated on June 30, 2003 was extended to July 31, 2003. The Company sold 2,474,000 units for $843,068 in cash, net of placement and deferred registration costs.

               Private Placement of the Company's Securities:

                    On September 8, 2003,  the Company  commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value, at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors will be required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased up to 6,000,000 shares of the Company's common stock at the same purchase price and provided that the Company may use one or more placement agents to assist in the sale. This offering has been further extended through April 30, 2004May 31, 2004 as well as increased to raise $1,800,000 and to sell 7,200,000 shares of the Company's common stock. The offering was further extended to May 31, 2004. This is primarily due to the delay in launching the Company's software products. Each placement agent earns a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expenses of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company has agreed to give the placement agent warrants to purchase up to 720,000 shares of common stock at a purchase price of $.30 per share which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. For the three months ending March 31, 2004 one Placement Agent sold a total of 420,000 shares for an aggregate of $94,500 net of $10,500 in commissions. Through March 31, 2004, the same placement agent was owed an aggregate of $3,800 and was entitled to receive a warrant to purchase 76,000 common shares of the Company's stock at $0.30 per share.

               Stock Plan:

                    On December 15, 2003,  the Company's  stockholders  ratified the SearchHelp, Inc. 2004 Stock Plan ("Plan") which became effective January 1, 2004. Under the Plan, 1,500,000 shares of the Company's common stock are reserved for issuance to employees (including officers), directors and consultants upon exercise of options, stock awards, and stock purchase rights. Options intended to qualify as incentive stock options ("ISO") under
               Section 422(b) of the Internal Revenue Code of 1986 are to be granted to employees only at an exercise price not less than 100% of the fair market value of the Company's common stock at date of grant except for employees holding more than 10% of the Company's common stock whose option price shall be 110% of fair market value at date of grant. Options, stock awards and purchase rights not intended to qualify as ISOs may be granted to employees, officers, directors and consultants to the Company. The minimum exercise price of non-qualified ISOs shall be not less than the minimum legal consideration required under the laws of jurisdiction where the Company was organized. The number of shares granted, terms of exercise, and expiration dates are to be decided at the date of grant of each option, award and purchase right by the Company's Compensation Committee of the Board of Directors. The maximum term of an ISO is five (5) years and ten
               (10) years for non-qualifying ISO. The Plan commenced on January 1, 2004 and will terminate on December 31, 2014 unless sooner terminated by the Board of Directors

                    As of March 31, 2004, options to purchase a total of 240,000 shares of the Company's common stock were granted to employees and directors officers. In addition, an option to purchase 750,000 shares of the Company's common stock was granted to a consultant. (See note 12b) The employees, officers and directors have not exercised their options as of April 29, 2004.

NOTE 12  -    COMMITMENTS AND CONTINGENCIES.

               (a) Stock Purchase Rights:

                    Certain  notes  payable   include  a  default  penalty  that
               entitles the holder to purchase (i) 10,000 shares of the Company's common stock for $.01 per share if the note is not repaid on its original due date and (ii) 5,000 shares of the Company's common stock for $.01 per share for each thirty day period the note remains unpaid past its original due date. Each note holder receives these purchase rights regardless of whether the individual note holder agrees to extend the due date of the note. Through December 31, 2002, the note holders received rights to acquire 780,000 shares of the Company's common stock at $.01 a purchase price of each. The difference between the fair value of the common stock underlying the purchase rights ($.09 per share, which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value) and the exercise price of $.01 is charged to operations as additional interest on the date the purchase rights are issued. Through December 31, 2002, the note holders exercised rights to acquire 310,000 shares of the Company's common stock. During the year ended December 31, 2003, the note holders received additional rights to acquire 345,000 shares of the Company's common stock at a purchase price of $.01 per share. The difference between the fair value of the common stock underlying the purchase rights ($.49 per share which was determined by management as the difference between the $.50 per unit price the common stock was then being offered to the public and the $.01 par share note holders purchase price). During the year ended December 31, 2003, the note holders exercised purchase rights to acquire 815,000 shares of the Company's common stock. At March 31, 2004, no purchase rights to acquire common shares were outstanding.

               (b) License and Distribution Agreement.

                    In June 2002,  the  Company  entered  into a 5 year  license agreement to be the exclusive licensee through December 31, 2003 and a non-exclusive licensee thereafter to manufacture, package, promote, advertise, market and sell a software package designed to assist parents to monitor their child's on-line behavior. The Company was required to pay the licensor an initial license fee of $50,000 and thereafter a royalty of $4 for each product sold. At December 31, 2002 the unamortized portion of the deferred license fee was $44,167 and the licensor was owed $50,000 which is included in accounts payable and accrued expenses at December 31, 2002. Through August 15, 2003, the Company paid the licensor $25,000.

                    Effective  August  15,  2003,  the  parties  terminated  the agreement by entering into a software purchase and services agreement. Under the terms of this agreement the Company is not required to pay the balance owed of $25,000 under the license agreement. The Company, under the new agreement, will acquire the software and all related documents which it had licensed in the June 2002 agreement. The purchase price for the software is $50,000 in cash of which $10,000 was paid at the signing of the agreement, the Company was given a $25,000 credit for the cash paid under the old license agreement and the balance of $15,000 was paid on March 26, 2004 on the date of the closing. The seller also received additional compensation for the software in the form of two options to buy a total of 750,000 shares of the Company's common stock. The exercise price of the shares is $ .62 per share which is the average of the Company's trading prices for the thirty (30) day period immediately preceding the effective date of the agreement. One option to purchase 250,000 shares of the Company's common stock is exercisable only if the Company sells 3,000,000 units of the software in the five (5) year period immediately following the closing. The other option to purchase 500,000 shares of the Company's common stock is exercisable at any time up to five (5) years. The fair value of the option for 500,000 shares at the date of grant was $290,000 which along with the $50,000 in cash is reflected in the accompanying financial statements as capitalized software costs of $562,477. This asset will be amortized over its estimated useful life of three years. The option to purchase 250,000 shares of the Company's common stock will be reflected in financial statements upon the fulfillment of the conditional sale of product. The agreement also requires the licensor to perform certain consulting services for the Company for $8,000 per month commencing in October 2003 through April 2004. The Company has extended the agreement for an additional three months to July 2004. The consulting services include, among other items, assistance in hiring, training and overseeing a technical support team for the Company.


               (c) Lease:

                    The Company is obligated  under an  operating  lease for its office, which expires on December 1, 2004, at an annual rent of $12,960.

               (d) Employment Agreements:

                    On  December  8,  2003,  William  Bozsnyak  entered  into an amended and restated 3-year employment agreement with the Company. Currently, Mr. Bozsnyak is the Chief Executive Officer and Treasurer, Vice President and Chairman of the Board of Directors. The agreement provides for a base salary of $80,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. His salary may be increased to $150,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000. As of March 31, 2004 the Company has accrued $20,000 of his compensation.

                    On December 8, 2003,  Debbie Seaman  entered into an amended and restated 3-year employment agreement with the Company. Currently, Ms. Seaman is the President and Secretary. The agreement provides for a base salary of $70,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. Her salary may be increased to $140,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000. For the three months ended March 31, 2004, Ms. Seaman received $17,500 in compensation.

                    Both of these  employment  agreements will be  automatically extended each year unless notice is received by either the employee or the Company. Both Mr. Bozsnyak and Ms. Seaman will receive incentive bonuses to be determined prior to the commencement of each year if they satisfy the criteria for such bonuses as determined by the Company's compensation committee. Both Ms. Seaman and Mr. Bozsnyak will be granted options to purchase up to $200,000 worth of shares of common stock at a price equal to the midpoint between the bid and ask price of a share of common stock on the date of the grant from the Company's 2004 Stock Plan.

                    On March 18,  2004,  the  Company  hired a part  time  Chief
               Financial Officer, Noel C. Bonilla. Mr. Bonilla entered into an employment agreement with the Company in which he will receive, beginning April 1, 2004, $2,000 per month salary, $1,000 per month will be deferred until the Company has sufficient funds to pay him. Mr. Bonilla also has been granted the right to purchase 70,000 shares of the Company's common stock under the Company's 2004 Stock Plan at a purchase price of $ .47. The option will vest equally each year over the next four years.

                    On March 18,  2004,  the  Company  hired  Eric  Elgar as the
               Company's Chief Technical Officer. Mr. Elgar entered into an employment agreement with the Company in which he will receive, beginning April 1, 2004, an annual salary of $100,000. Mr. Elgar is guaranteed employment for at least six months and he also has been granted the right to purchase 150,000 shares of the Company's stock at $ .47. The option will vest one year from the date of grant.

                                    I N D E X

                                                                                                                   Page No.
                                                                                                                   --------
INDEPENDENT AUDITORS' REPORT                                                                                         F-2


FINANCIAL STATEMENTS:


        Balance Sheets as at December 31, 2003 (Consolidated) and 2002                                            F-3 - F-4


        Statements of Operations
           For the Years Ended December 31, 2003 (Consolidated)
           (Inception) to December 31, 2003 (Consolidated)                                                           F-5


        Statement of Stockholders' Capital Deficiency
           Cumulative from January 29, 1999 (Inception)
           To December 31, 2003 (Consolidated)                                                                       F-6


        Statements of Cash Flows
           For the Years Ended December 31, 2003 (Consolidated)
           and 2002 and Cumulative from January 29, 1999
           (Inception) to December 31, 2003 (Consolidated)                                                        F-7 - F-8


        Notes to Financial Statements                                                                             F-9 - F-26

[GRAPHIC OMITTED]

WEINICK
 SANDERS                                                           1375 BROADWAY
   LEVENTHAL & CO., LLP                                NEW YORK, N.Y. 10018-7010
--------------------------------------------------------------------------------
                       CERTIFIED PUBLIC ACCOUNTANTS                 212-869-3333
                       ----------------------------             FAX 212-764-3060
                                                                   WWW.WSLCO.COM


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors and Stockholders
SearchHelp, Inc.

We have audited the accompanying balance sheets of SearchHelp, Inc. (A Development Stage Company) as at December 31, 2003 (consolidated) and 2002, and the related statements of operations and cash flows for the years ended December 31, 2003 (consolidated) and 2002 and cumulative from January 29, 1999 (inception) to December 31, 2003 (consolidated) and stockholders' capital deficiency cumulative from January 29, 1999 (inception) to December 31, 2003
(consolidated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SearchHelp, Inc. (A Development Stage Company) as at December 31, 2003 (consolidated) and 2002 and the results of its operations and its cash flows for the years ended December 31, 2003 (consolidated) and 2002 and cumulative from January 29, 1999 (inception) to December 31, 2003 (consolidated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company has a working capital deficiency of $145,556 and a stockholders' capital deficiency of $35,123 at December 31, 2003 and as a development stage company has incurred losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding those matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York
January 20, 2004 (Except as to a portion of Notes 1, 11 and 14 as to which the date is February 3, 2004)

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                   A S S E T S


                                                                                                  December 31,
                                                                                            2003               2002
                                                                                         -----------        -----------
                                                                                     (Consolidated)

Current assets:
  Cash                                                                                 $  271,800          $   1,012
  Accounts receivable                                                                       1,237              3,716
  Prepaid expenses                                                                            598              3,693
                                                                                       -----------        -----------
        Total current assets                                                              273,635              8,421
                                                                                       -----------        -----------

Property and equipment - at cost,
  less accumulated depreciation                                                            17,262             23,234
                                                                                       -----------        -----------

Other assets:
  Software development costs, less accumulated
    amortization of $179,054 and $120,054, respectively                                    93,423             93,798
  Deferred financing costs, less accumulated
    amortization of $52,500 and $51,875, respectively                                          -                 625
  Deferred license costs, less accumulated
    amortization of $5,833                                                                     -              44,167
  Deferred registration costs                                                                  -             234,681
  Security deposit                                                                          2,155              2,155
                                                                                       -----------        -----------
        Total other assets                                                                 95,578            375,426
                                                                                       -----------        -----------

        Total assets                                                                   $  386,475          $ 407,081
                                                                                       ===========        ===========

                       See notes to financial statements.
                                      F-3

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                           BALANCE SHEETS (Continued)

                        LIABILITIES AND STOCKHOLDERS' CAPITAL DEFICIENCY

                                                                                            December 31,
                                                                                     2003                   2002
                                                                                  -----------           -----------
                                                                                (Consolidated)
Current liabilities:
  Note payable - bank                                                            $   14,450             $  39,450
  Notes payable - other                                                                 -                 475,000
  Current portion of long-term debt                                                   5,206                 4,672
  Due to stockholders                                                               332,508               130,008
  Due to placement agent                                                              1,700                    -
  Deferred revenues                                                                     120                    -
  Accounts payable and accrued expenses                                              65,207               416,019
                                                                                  -----------           -----------
        Total current liabilities                                                   419,191             1,065,149
                                                                                  -----------           -----------

Long-term debt, less current portion                                                  2,407                 7,200
                                                                                  -----------           -----------

Commitments and contingencies                                                           -                       -

Stockholders' equity (capital deficiency):
  Common stock - $.0001 par value
    Authorized  - 100,000,000 shares
    Issued and outstanding - 21,397,00 and
    15,000,000 shares, respectively                                                   2,140                 1,531
  Additional paid-in capital                                                      1,928,463               230,494
  Deficit accumulated in the development stage                                 (  1,965,726)            ( 897,293)
                                                                                  -----------           -----------
        Total stockholders' equity (capital deficiency)                        (     35,123)            ( 665,268)
                                                                                  -----------           -----------

        Total liabilities and stockholders'
          equity (capital deficiency)                                            $  386,475             $ 407,081
                                                                                  ===========           ===========

                       See notes to financial statements.
                                      F-4

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                                         Cumulative From
                                                     For the Year               For the Year             January 29, 1999
                                                         Ended                     Ended                  (Inception) to
                                                   December 31, 2003         December 31, 2002          December 31, 2003
                                                   -----------------         -----------------          -----------------
                                                    (Consolidated)                                        (Consolidated)

Revenues                                            $      4,556                $      4,399               $      20,650
                                                   -----------------         -----------------          -----------------

Operating expenses:
  Selling                                                295,918                     48,620                     359,057
  Web site costs                                          24,394                     62,150                     139,385
  Software development costs                             154,609                     49,715                     204,324
  General and administrative                             308,196                    178,189                     634,287
  Amortization and impairment of
    license costs and deferred
    promotional incentives                                19,167                     41,550                      63,667
  Depreciation and amortization                           64,972                     64,897                     197,718
                                                   -----------------         -----------------          -----------------
Total operating expenses                                 867,256                    445,121                   1,598,438
                                                   -----------------         -----------------          -----------------

Loss from operations                                (    862,700)                 ( 440,722)                ( 1,577,788)
                                                   -----------------         -----------------          -----------------

Other expenses:
  Interest                                                36,058                     54,675                     103,988
  Compensatory element of
    noteholders purchase rights                          169,050                     62,400                     231,450
  Amortization of deferred
    financing costs                                          625                     36,875                      52,500
                                                   -----------------         -----------------          -----------------
Total other expenses                                     205,733                    153,950                     387,938
                                                   -----------------         -----------------          -----------------

Net loss                                            $( 1,068,433)                ($ 594,672)                ($1,965,726)
                                                   =================         =================          =================


Per share data:
  Loss per share - basic and diluted                    ($.06)                     ($.04)
                                                   =================         =================


Weighted average number of
  shares outstanding                                  17,518,014                 15,084,395
                                                   =================         =================

                       See notes to financial statements.

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)
             STATEMENT OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
        CUMULATIVE FROM JANUARY 29, 1999 (INCEPTION) TO DECEMBER 31, 2003

                                                                               Deficit
                                                                             Accumulated                          Total
                                          Common Stock        Additional        in the           Stock        Stockholders'
                                     ---------------------      Paid-In       Development     Subscriptions       Capital
                                       Shares      Amount       Capital            Stage       Receivable        Deficiency
                                     ----------   --------   -----------    -------------    ---------------   -------------
Common stock issued to founders      6,616,910     $  662     $    1,338    $       -          $     -          $    2,000

Net loss for the period from
  January 29, 1999 (inception)
  to December 31, 1999                     -          -              -      (    24,056)             -          (   24,056)
                                     ----------   --------   -----------    -------------    ---------------   -------------

Balance at December 31, 1999         6,616,910        662          1,338    (    24,056)             -          (   22,056)

Net loss from the year ended
  December 31, 2000                        -          -              -      (    56,775)             -          (   56,775)
                                     ----------   --------   -----------    -------------    ---------------   -------------

Balance at December 31, 2000         6,616,910        662          1,338    (    80,831)             -          (   78,831)

Loan converted to common stock       1,123,090        112        103,963             -               -             104,075

Common stock subscribed              7,160,000        716          6,234             -         ( 6,450)                500

Common stock issued for
  services rendered                    100,000         10          8,990             -              -                9,000

Promotional incentives with
  respect to exercise stock
  purchase rights                           -          -          44,500             -              -               44,500

Net loss from the year ended
  December 31, 2001                         -          -              -     (   221,790)            -           (  221,790)
                                     ----------   --------   -----------    -------------    ---------------   -------------

Balance at December 31, 2001        15,000,000      1,500        165,025    (   302,621)       (  6,450)        (  142,546)

Proceeds from exercise of
  noteholders' purchase rights         310,000         31          3,069             -              -                3,100

Payment of subscriptions                    -          -              -              -            6,450              6,450

Compensatory element of
  noteholders' purchase rights              -          -          62,400             -              -               62,400

Net loss from the year ended
  December 31, 2002                        -          -              -      (   594,672)            -          (   594,672)
                                     ----------   --------   -----------    -------------    ---------------   -------------

Balance at December 31, 2002        15,310,000      1,531        230,494    (   897,293)            -          (   665,268)

Proceeds from exercise of
  noteholders' purchase rights         815,000         82          8,068             -              -                8,150

Compensatory element of
  noteholders' purchase rights              -          -         169,050             -              -              169,050

Proceeds from sale of securities,
  net of registration costs          5,272,000        527      1,520,851             -              -            1,521,378

Net loss from the year ended
  December 31, 2003                        -          -              -      ( 1,068,433)            -          ( 1,068,433)
                                     ----------   --------   -----------    -------------    ---------------   -------------

Balance at December 31, 2003
  (consolidated)                    21,397,000     $2,140     $1,928,463    ($1,965,726)       $    -          ($   35,123)
                                    ==========    ========   ===========    =============   ================   =============

                       See notes to financial statements.

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                                               Cumulative From
                                                              For the Year             For the Year           January 29, 1999
                                                                 Ended                    Ended                (Inception) to
                                                           December 31, 2003        December 31, 2002         December 31, 2003
                                                           -----------------        -----------------         -----------------
                                                             (Consolidated)                                    (Consolidated)

Cash flows from operating activities:
  Net loss                                                    ($1,068,433)              ($ 594,672)              ($1,965,726)
                                                              ------------              ----------              ------------
  Adjustments to reconcile net loss to
      net cash used in operating activities:
    Deferred revenue                                                  120                       -                        120
    Compensatory element of
      noteholders' purchase rights                                169,050                   62,400                   231,450
    Depreciation                                                    5,972                    4,178                    12,831
    Amortization of deferred financing costs                          625                   36,875                    52,500
    Amortization of software
      development costs                                            59,000                   54,886                   179,054
    Amortization and impairment of
      deferred promotional incentives                                 -                     41,550                    44,500
    Amortization and write off of
     deferred license costs                                        19,167                    5,833                    25,000
    Common stock issued for legal fees                                -                        -                       9,000
    Increase (decrease) in cash flows as
        a result of changes in asset and
        liability account balances:
      Accounts receivable                                           2,479               (    3,716)              (     1,237)
      Prepaid expenses                                              3,095               (      290)              (       598)
      Security deposits                                               -                        -                 (     2,155)
      Accounts payable and accrued expenses                  (    350,811)                 386,144                    64,384
                                                           -----------------        -----------------         -----------------
  Total adjustments                                          (     91,303)                 587,860                   614,849
                                                           -----------------        -----------------         -----------------

Net cash used in operating activities                        (  1,159,736)              (    6,812)              ( 1,350,877)
                                                           -----------------        -----------------         -----------------

Cash flows from investing activities:
  Equipment purchases                                                 -                 (    2,200)              (    10,804)
  Software development costs                                 (     33,625)              (   59,830)              (   247,477)
  Deferred license costs                                             -                  (   50,000)              (    50,000)
                                                           -----------------        -----------------         -----------------
Net cash used in investing activities                        (     33,625)              (  112,030)              (   308,281)
                                                           -----------------        -----------------         -----------------

Net cash used in operating and
 activities                                                  (  1,193,361)              (  118,842)              ( 1,659,158)
                                                           -----------------        -----------------         -----------------

                       See notes to financial statements.

          SEARCHHELP, INC. AND SUBSIDIARY (A Development Stage Company)
                      STATEMENTS OF CASH FLOWS (Continued)

                                                                                                           Cumulative From
                                                          For the Year              For the Year           January 29, 1999
                                                              Ended                    Ended                (Inception) to
                                                        December 31, 2003        December 31, 2002        December 31, 2003
                                                        -------------------      ------------------       ------------------
                                                         (Consolidated)                                     (Consolidated)

Net cash used in operating and
  investing activities brought forward:                    ($   1,193,361)             ($  118,842)             ($ 1,659,158)
                                                           -----------------           ------------             -------------

Cash flows from financing activities:
  Due to stockholder                                              202,500                   43,237                   332,508
  Note payable - bank                                            ( 25,000)                       -                    14,450
  Notes payable - other                                         ( 475,000)                 200,000                        -
  Loans payable                                                         -                        -                   104,075
  Equipment loans                                                (  4,260)             (     3,784)             (     10,853)
  Deferred financing costs                                              -              (    25,000)             (     52,500)
  Deferred registration costs                                           -              (   209,681)             (    234,681)
  Proceeds from sale of securities                              1,765,909                    3,100                 1,771,509
  Proceeds from stock
    subscriptions receivable                                            -                    6,450                     6,450
                                                           -----------------           ------------             -------------
Net cash provided by financing activities                       1,464,149                   14,322                 1,930,958
                                                           -----------------           ------------             -------------

Net increase (decrease) in cash                                   270,788              (   104,520)                  271,800

Cash at beginning of period                                         1,012                  105,532                       -
                                                           -----------------           ------------             -------------

Cash at end of period                                       $     271,800               $    1,012               $   271,800
                                                           =================           ============             =============

Supplemental Disclosures of
    Cash Flows Information:
  Cash payments made during period for:

    Interest                                                $      79,500               $   13,619               $   103,655
                                                           =================           ============             =============

Supplemental Schedules of Noncash
    Investing and Financing Activities:

  Assets acquired for debt                                  $    -                      $   15,656               $    19,289
                                                           =================           ============             =============

  Deferred promotional incentive acquired
    through exercise of common stock
    purchase rights                                         $    -                      $    -                   $    44,500
                                                           =================           ============             =============

  Common stock issued for legal fees                        $    -                      $   -                    $     9,000
                                                           =================           ============             =============

  Loans converted to common stock                           $    -                      $   -                    $   104,075
                                                           =================           ============             =============

  Compensatory element of
     Noteholders purchase rights                            $     169,050               $  62,400                $   231,450
                                                           =================           ============             =============

  Due to placement agent                                    $       1,700               $   -                    $     1,700
                                                           =================           ============             =============

                       See notes to financial statements.

                         SEARCHHELP, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003

NOTE  1  -    PLAN OF ORGANIZATION:

               (b) Organization and Presentation of Financial Statements:

                    SearchHelp,  Inc. (the  "Company") was  incorporated  in the
               State of Delaware on September 5, 2001 at which time the founding shareholders subscribed for 6,660,000 shares of the Company's common stock for an aggregate of $6,450. The stock subscriptions were paid in January and February 2002. The Company is a successor to SH Networks.com, Inc., ("SHN"), formerly known as SearchHelp.com, Inc., a New York corporation formed on January 29, 1999. SHN merged into the Company on September 5, 2001 in a transaction in which the shareholders of SHN exchanged all of the capital stock in SHN for 6,616,910 common shares of the Company. The merger was accounted for as a recapitalization. Certain creditors of SHN simultaneously converted their debt of $104,075 into 1,123,090 shares of the Company's common stock ($.09 per share). Since its inception through December 31, 2003, the Company and its predecessor have not generated any significant revenues and have not carried on any significant operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has a working capital deficiency of $145,556 , a stockholders' capital deficiency of $35,123 and has incurred net losses of $1,068,433 and $594,672 for the years ended December 31, 2003 and 2002, respectively and $1,965,726 cumulative from January 29, 1999 to December 31, 2003.

                    This condition raises  substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to generate sufficient revenues to cover all of its present and future costs and expenses. The plan includes, among other things, developing and selling products and services oriented towards improving family well being.

                    The Company offered for sale to the public ("IPO"),  through a placement agent, on a best efforts basis, up to 8,000,000 units (each consisting of one share of common stock, one A warrant to purchase one share of common stock at $.75 and one B warrant to purchase one share of common stock for $1.75) at a purchase price of $.50 per unit. The Company filed its prospectus on January 22, 2003 and was declared effective on that date. The Company sold 2,474,000 units for total gross proceeds of $1,237,000. The placement agent received 10% of the gross proceeds from the offering, plus certain warrants and reimbursement of expenses. Placement agent fees and registration costs were $403,942 of which $234,681 had been paid in 2002 and 2001 and the balance of $169,311 was paid from the proceeds of the offering. The Company has repaid all outstanding notes totaling $475,000 and interest of $82,518 of the proceeds from the IPO. $265,719 of the proceeds from the IPO was used to pay accounts payable and expenses. The balance was used for working capital.

               (a)  Organization  and  Presentation  of  Financial   Statements:
                    (Continued)

                    Since the Company has not generated significant revenues and as management does not anticipate the Company will generate sufficiently substantial revenues from the sale of its products in an amount necessary to meet its cash needs for the next twelve months, management believes the Company will need additional financing to continue operating.

                    Accordingly,   effective  September  8,  2003,  the  Company
               commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors will be required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased up to 6,000,000 shares at the same purchase price and provided that the Company may use one or more placement agents to assist in the sale. This offering has been extended through February 29, 2004. The Company would pay each placement agent a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expenses of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company has agreed to give the placement agent warrants to purchase up to 600,000 shares of common stock at a purchase price of $.30 per share which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. The placement agent's warrants and the underlying shares of common stock will not be registered at the time of grant. The placement agent will have certain piggybank rights to cause the registration of the shares if the Company effects a registration of its securities. Through December 31, 2003, 2,798,000 shares were purchased for $688,320, net of $12,880 in offering costs of which $1,700 was unpaid at December 31, 2003. The placement agent was entitled to, but had been issued, his warrants to purchase 34,000 shares of the Company's common stock for $0.30 per share at December 31, 2003.


               (b) Principal Business Activity:

                    The  Company  is  focused  on  utilizing  new  and  emerging technology to develop products and services oriented toward improving family and well-being, primarily but not exclusively in the home, having shifted its primary focus from providing small businesses with online forums. The Company will continue to develop software intended to keep children safe while online: and, its more expanded purpose will be to seek out emerging technologies, products and services that exhibit significant promise of improving family safety and well being.

                    The Company's two existing software products, Sentry At Home and Sentry Remote, formerly known as Secure Protect Identify Kids Everywhere (S.P.I.K.E.) and S.P.I.K.E. Remote Sentry, were developed to keep children safe while online. These monitoring programs are currently being tested by an outside testing center. The Company entered into an exclusive five year licensing agreement with Family Trusted Products, LLC ("FTP"). FTP will be responsible for the manufacturing, marketing and distribution of the Sentry Products. FTP will pay the Company a royalty of 10% on all FTP sales of the Sentry products. The Company is responsible to supply FTP with technical support and upgrades.

               Expanded Areas of Development

               Indoor Air Quality (IAQ)

                    The Company has been  exploring  opportunities  with the "at home" quality of living aspects of indoor air quality ("IAQ"). The Company has formed a subsidiary, Indoor Air Quality Services, Inc., to pursue the IAQ business. The increased knowledge and concern with regards to indoor air toxins and irritants, combined with the dramatic increase in the diagnosis of childhood and adult asthma and the potential impact of these issues on general family health, represent, in the Company's opinion, a vast area in need of address and solutions. The increasing media attention, as well as hard and soft data related to in-home complaints and associations with IAQ problems, make the opportunity to develop a consumer friendly/informative home-based solution extremely attractive to the Company.

                    The Company has chosen to focus on one of the most important issues within the broader IAQ arena - Mold. There is a great deal of both medical and media attention being given to the detection and the removal of harmful molds from both indoor residential and commercial structures. The Company is investigating the potential for engaging in both aspects of the mold issue (1) providing definitive products for screening for mold conditions and (2) providing effective indoor mold remediation solutions.

                    In  September  2003,  the Company  signed a letter of intent
               ("Letter of Intent") with a company that holds a license to exploit an organic compound that renders mold harmless (the "Product"). On February 3, 2004, the Company entered into a Participation Agreement with Environmental Commercial Technology Corp. (ECT). ECT has been granted the rights to market a product which is a compound intended for the remediation and prevention of the growth of mold and fungus. The Company received the right to receive 5% of the gross revenue from the sale of the product for a 5 and 1/2 year term. In return, the Company provided development capital of $600,000 in cash of which $400,000 was paid at closing the balance is payable in two equal installments in March and August 2004. The Company will provide consulting services in connection with the marketing and sales of the product. As additional consideration, the Company also granted ETC and its parent company, Bioneutral Laboratories Corporation USA, a total of 2,300,000 shares of common stock and warrants to purchase up to 2,300,000 shares of common stock.


               Community Builder Template and Online Employment/Job Listing

                    The Company has  decided  that its primary  focus will be on family well being and home safety which includes its family software products and the area of indoor air quality, specifically, mold. The Company will not be offering its hosting business or the community builder templates any longer as these business areas do not appear to provide viable revenue at this time.

NOTE  2  -    SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:

               (j) Basis of Presentation:

                    The accompanying  financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Company in August 2003 incorporated its wholly-owned subsidiary, Indoor Air Quality Services, Inc., which has had no activity through December 31, 2003. The accompanying consolidated financial statements as at and for the year ended December 31, 2002 includes the accounts of the Company. All intercompany transactions have been eliminated in consolidation and its wholly-owned subsidiary. The accompanying financial statements as at and for the year ended December 31, 2003 include the accounts of the Company and its wholly-owned subsidiary.


               (k) Revenue Recognition:

                    Through   December  31,  2003,  the  Company  did  not  have
               significant revenues and is in the development stage. The Company recognizes revenues in accordance with accounting principles generally accepted in the United States of America. Income from contracts for advertising income, web site services and solutions will be earned on a pro-rata basis throughout the life of the related contract. Deferred revenues at December 31, 2003 were $120. Royalty income will be recognized in the same period as the underlying licensees' sales are reported as income. Revenues in the form of sales and commissions from the on-line sale of products, if any, will be recognized at the date of shipment.


               (l) Use of Estimates:

                    The  preparation of financial  statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

               (m) Concentration of Credit Risk:

                    Financial  instruments that potentially  subject the Company to a significant concentration of credit risk consists of cash. The Company places its cash with high credit quality financial institutions which at times maybe in excess of the FDIC insurance limit.

               (n) Depreciation and Amortization:

                    Depreciation  of property  and  equipment is provided by the straight-line method over the estimated useful lives of the related assets ranging from five to seven years. Significant improvements are capitalized; maintenance and repairs are charged to income. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss, if any, is reflected in income.

                    Costs  associated  with the  development of software that is not intended for sale are capitalized. Costs incurred in the securing of financing and for promotional incentives are also capitalized. Amortization of software development costs, finance costs and promotional incentives are provided by the straight-line method, over estimated useful lives of three years, sixty days and eighteen months, respectively.

               (o) Earnings Per Share:

                    The  Company  adopted  Statement  of  Financial   Accounting
               Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive.

               (p) Stock Based Compensation:

                    The Company  elected to use the  intrinsic  value  method to account for future options granted to employees for the purchase of common stock as per Accounting Principles Board Opinion No.25 "Accounting for Stock Issued to Employees". The Company will disclose the pro forma effect of accounting for stock options under the fair value method as prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation". For transactions in which goods and services are the consideration received for the issuance of common stock, the accounting shall be the fair value of the common stock issued or the fair value of the consideration received whichever is more reliably measurable at the date the options are issued. The Company has chosen not to adopt SFAS 148 "Accounting for Stock-Based Compensation - Transition and
               Disclosure" which was issued in December 2002. This statement amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method.

               (q) Software Research and Development Costs:

                    Research  and  development  costs are  expensed as incurred.
               Software development costs are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for release to customers. The Company intends to release its products as soon as possible after technological feasibility has been established. As a result, costs subsequent to achieving technological feasibility should not be significant and all software development costs will be expensed. Commencing in April 2002, the Company incurred software research and development costs of $204,342 which were charged to operations ($154,609 in 2003 and $49,715 in 2002) in connection with the initial development phase of two products.

               (r) Advertising Costs.

                    The Company  expenses  ordinary  advertising  and  promotion costs as incurred. The Company incurred no advertising and promotion costs prior to January 1, 2001. Advertising and promotion costs were $20,325 and $43,754 for the year ended December 31, 2003 and 2002, respectively.

                    The  Company  amortized  promotional   incentives  under  an
               eighteen-month advertising agreement with Lifetyme, Inc. Amortization costs charged to operations under the agreement was for the year ended December 31, 2002 was $41,550. These promotional incentives have been fully amortized because management determined they have no future benefit to the Company.


               (j) Recently Issued Accounting Pronouncements:

                    In December 2002, the FASB issued SFAS No. 148,  "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. The Company has elected not to adopt the provisions of SFAS No. 148. However, the Company will provide all newly required disclosures under SFAS No. 123

                    In  December  2003 the FASB  issued  Interpretation  No.  46
               (Revised) "Consolidation of Variable Interest Entities". This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", describes the circumstances under which a variable special purpose entity is to be consolidated with entities that do not have the characteristics of a controlling interest in the special purpose entity.

                    In April 2003, the FASB issued SFAS No. 149 which amends and clarifies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

                    In May 2003,  the FASB issued SFAS No. 150,  Accounting  for
               Certain Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies certain financial instruments with characteristics of both liabilities and equity.

                    Management  believes  the  adoption of these  pronouncements will not have a material impact on the Company.

NOTE  3  -    PROPERTY AND EQUIPMENT.

               Property and equipment consist of the following:


                                                            December 31,
                                                         2003           2002
                                                       --------         -------

               Computers                               $29,290          $29,290
               Furniture and fixtures                      803              803
                                                       --------         -------
                                                        30,093           30,093
               Less:  Accumulated depreciation          12,831            6,859
                                                       --------         -------
                                                       $17,262          $23,234
                                                       ========         =======

                    Depreciation  expense  charged to operations were $5,972 and
               $4,178  for  the  years  ended   December   31,  2003  and  2002,
               respectively.

NOTE  4  -    INTANGIBLE ASSETS.

                    In connection  with the December 31, 2001 private  placement of the Company's notes, the placement agent has received a fee of $27,500 through December 31, 2001 and an additional fee of $25,000 for the year ended December 31, 2002. The fee was charged to operations as additional interest over the 60-day term of the notes. Amortization of these fees charged to operations was $625 and $36,875 for the years ended December 31, 2003 and 2002, respectively.

                    In  accordance  with the  American  Institute  of  Certified
               Public Accountants Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Attained for Internal Use," the Company, since inception, capitalized costs of $247,477 of which $33,625 and $59,830 were capitalized in 2003 and 2002. These costs consisting of amounts paid to independent consultants related to the implementation and enhancement of its propriety related database and interactive operating software. The Company is amortizing these costs over their estimated useful lives of the three years. Amortization charged to operations during the years ended December 31, 2003 and 2002 was $59,000 and $54,886, respectively. In August 2003, the Company agreed to purchase certain software from the entity that had been licensed the software to the Company. The purchase has not closed at December 31, 2003. The Company has reflected the cash portion of the purchase price it will pay in software and will commence to amortize the software upon closing. The total purchase price is cash of $25,000 and options to acquire 750,000 shares of the Company's common stock, See Note 12.

                    In  November  2001  the  Company   capitalized   $44,500  in
               promotional incentives upon a vendor exercising stock purchase rights in accordance with provisions contained in an advertising agreement which expired in April 2003. The Company had been amortizing the costs over the agreement period of eighteen months. At December 31, 2002, these promotional incentives had been fully amortized ($41,550 for the year ended December 31, 2002) because management determined they had no future benefit to the Company.

NOTE  5  -    NOTES PAYABLE - BANK.

                    The  Company has a $50,000  revolving  line of credit with a bank. Interest on borrowings is charged at 2.25% above the bank's prevailing prime rate which was 6.25% and 6.5% at December 31, 2003 and 2002, respectively. The weighted average interest rate for fiscal 2003 and 2002 was 6.25% and 6.5%, respectively. Interest expense of $2,684 and $3,085 was charged to operations in 2003 and 2002. At December 31, 2003 and 2002, $14,450 and
               $39,450 of the line has been utilized. The debt is guaranteed by the current CEO/CFO of the Company and is collateralized by marketable securities which he owns which have a fair market value of approximately $36,000 and $33,000 at December 31, 2003 and 2002.

NOTE  6  -    NOTES PAYABLE - OTHER.


               (c) During December 2001, the Company initiated a private placement offering to raise capital in order to fund the creation of its web site. The offering consisted of thirteen $25,000 notes bearing interest at 10% per annum payable in sixty (60) days from issuance. If the notes were not repaid in full on their due dates, then each note holder has the right to purchase 10,000 shares of the Company's common stock at $.01 per share and then 5,000 shares at the end of each additional thirty (30) day period the notes remain outstanding. The variance between the purchase right's exercise price per share and the fair value of the securities acquired will be charged to operations as additional interest. Additionally, the placement agent was to be paid ten (10%) percent of the proceeds of the offering, plus out-of-pocket expenses. Amortization of deferred financing costs is charged to operations over the sixty (60) day term of the notes.

               (d) At December 31, 2001, the Company had sold nine notes, one of which was to its former CFO. In January and February 2002, the remaining four notes were sold at par value. The notes were repaid with accrued interest in July 2003. A placement agent fee of $25,000 was paid in December 31, 2002 and is reflected on the accompanying balance sheet as deferred financing costs. During the year ended December 31, 2003, an additional compensatory element interest charged to operations for the excess of the fair value of the note holders purchase rights received over their exercise price was $45,200. The fair value of the purchase rights was determined by management at $.09 per share which was the ascribed fair value of the purchase rights using the
                    Black-Scholes Option Pricing Model for determining fair value. During the year ended December 31, 2003, an additional compensatory interest element for purchase rights to acquire 345,000 common shares was charged to operations for the excess of the fair value of the note holders' purchase rights received over their exercise price of $169,050. The fair value of the purchase rights was determined by management to be $.49 per share which was the difference between the $.50 per unit price the Company's securities were being offered to the public at the date of issuance of the purchase rights and the $.01 per share note holders' purchase price.

                    During the year ended December 31, 2002, the note holders' exercised rights to acquire an aggregate 310,000 common shares for $3,100 including the Company's former CFO who exercised rights to acquire 55,000 common shares for $550. During the year ended December 31, 2003, the note holders exercised rights to acquire 815,000 common shares in the aggregate for $8,150. These notes and the accrued interest were repaid in 2003.

               (e) Included in the caption "Notes Payable - Other" are 10% interest bearing bridge loans in the amount of (1) $75,000 received during May 2002, (2) $50,000 received in July 2002 and (3) $25,000 received in October 2002. The notes were due in September 2002, November 2002 and January 2003, respectively. As the notes were not paid on their due dates, the interest rate increased to 20%. The notes were repaid with accrued interest in July 2003.

NOTE  7  -    LOAN PAYABLE - EQUIPMENT.

               Equipment loan payable is comprised of the following:

                                                               December 31,
                                                           2003          2002
                                                         --------      --------
      Obligation under equipment financed
        payable in installments of $495 including
        13% interest through March 2005                  $7,613        $11,872
      Less:  Current portion                              5,206          4,672
                                                         --------      --------

                                                         $2,407        $ 7,200
                                                         ========      ========
NOTE  8  -    DUE TO STOCKHOLDERS.

                    At December  31, 2003 and 2002,  the Company was indebted to the CEO/CFO of the Company in the amount of $115,188 and its President in the amount of $14,820 for cash working capital advances made to the Company. During the year ended December 31, 2003, the CEO/CFO made additional loans to the Company in the amount of $15,000. These advances are non-interest bearing. The officers of the Company do not expect repayment of these advances prior to the Company's attainment of sufficient cash flows to sustain its operations for eighteen (18) months.

                    On  December  30,2003,  management  agreed  to  issue  a non employee director options to acquire 750,000 restricted shares of the Company's common stock for business and marketing advice rendered by the director in the last quarter of 2003. The fair value of the services rendered as determined by both the director and management is the fair market value of the options to be issued, as determined by utilizing the Black-Scholes option pricing model, based upon the then selling price of restricted shares through the Company's private placement, $0.25 per share. Such fair value of $187,500 has been charged to operations in 2003 with a corresponding increase in due to stockholders. Upon the issuance of the options, the liability to stockholders will be reduced by $187,500 and additional paid-in capital will be increased by $187,500.

NOTE  9  -    ACCOUNTS PAYABLE AND ACCRUED EXPENSES.

               Accounts payable and accrued expenses consist of the following at:

                                                          December 31,
                                                      2003            2002
                                                    --------        --------
              Professional fees                      $20,548        $224,795
              License costs                           15,000          50,000
              Interest on notes payable                  127          43,774
              Consultants                             25,000          43,170
              Sundry operating expenses                4,532          54,280
                                                    --------        --------
                                                     $65,207        $416,019
                                                    ========        ========

NOTE 10  -    INCOME TAXES.

                    The Company does not have any currently  payable or deferred federal or local tax benefit since its inception to December 31, 2003. At December 31, 2003, the Company had a net operating loss carryforward available to reduce future taxable income amounting to $1,588,000 of which $131,000 expires in 2021, $557,000 expires in 2022 and $900,000 expires in 2023. Management is unable to determine if the utilization of the future tax benefit is more likely than not and, accordingly, the asset for federal and local carryforwards of approximately $624,000 has been fully reserved. A reconciliation of the actual tax provision to the expected statutory rate is as follows:


                                                                 For the Year Ended December 31,
                                                   ---------------------------------------------------------
                                                                    2003                        2002
                                                   ---------------------------------------------------------
Loss before income taxes                              ($1,068,433)                  ($594,672)
                                                      ============                  ==========

Expected statutory tax benefits                        ($363,300)         -34.0%    ($202,200)       -34.0%
Nondeductible expense, amortization                       77,500            7.3%       12,900          2.0%
Net operating loss valuation reserve                     285,800           26.7%      189,300         32.0%
                                                       ----------         ------     ---------        -----
Total tax benefit                                       $   -               0.0%      $  -             0.0%
                                                       ==========         ======     =========        =====


NOTE 11  -    COMMON STOCK.

                    On September 5, 2001, the founding  shareholders  subscribed for 6,660,000 common shares for an aggregate of $6,450. The subscriptions were paid in January, February and July 2002 and are reflected as stock subscriptions receivable in the financial statements as at December 31, 2001.

                    On September 5, 2001, the  shareholders of SH  Networks.com,
               Inc. (SHN) and the Company agreed to merge SHN into the Company. The SHN shareholders received 6,616,910 shares of the Company's common stock in exchange for all of the outstanding capital stock of SHN. At the date of the merger, SHN's liabilities exceeded its assets by $131,461. Simultaneously with the merger, certain creditors agreed to exchange $104,075 in debts for 1,123,090 shares of the Company's common stock ($.09 per share).

                    September 5, 2001,  counsel for the Company accepted 100,000 shares of the Company's common stock as partial payment for services rendered. The fair value of the services rendered and the shares at date of issuance was $9,000 ($.09 per share).

                    On  November  26,  2001,  the  individual  assignees  of  an advertising agreement exercised the purchase right contained in the agreement to acquire 500,000 shares of the Company's common stock for $500. The fair value for the securities issued was $45,000 ($.09 per share) on the date of issuance, which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value.

                    Commencing in February  2002 through  December  2002,  seven note holders exercised their purchase rights and acquired 310,000 common shares for $3,100 in cash. During fiscal 2003, nine note holders exercised their purchase rights for 815,000 common shares for $8,150 in cash.

                    In December 2003,  management  agreed to issue to a director options to acquire 750,000 restricted shares of the Company's common stock as payment for services rendered by the director. The fair value of option for the services rendered of $187,500, as determined by the Black-Scholes option pricing model, was charged to operations in 2003 with a corresponding increase in due to stockholders. Upon the issuance of the options, the liability to stockholders will be reduced by $187,500 and additional paid-in capital will be increased by $187,500.

               Initial Sale of the Company's Securities to the Public:

                    The Company  entered into a agreement with a placement agent to offer for sale to the public on a best efforts basis up to 8,000,000 units (each consisting of one share of common stock, one warrant to purchase one share of common stock at a price of $.75 per share and a warrant to purchase one common share at $1.75) at $0.50 per unit, which became effective on January 22, 2003. The placement agent is to receive 10% of the gross proceeds from the offering plus certain warrants and reimbursements of expenses of 3% of the gross proceeds and certain placement agent warrants. The Company granted the placement agent and his designee warrants which expire on December 31, 2007, to purchase up to 247,000 units at $.985 per unit for five years. Upon the exercise of a warrant by the placement agent, the placement agent shall receive a share of the Company's common stock, a Class A redeemable warrant to purchase one share of common stock exercisable at $.985 per share for five years and Class B redeemable warrant to purchase one share of the Company's common stock for five years at $2.285. Management and the placement agent consider the placement agent warrants to be additional compensation for the agent's services in the offering. If these warrants are exercised in whole or in part, any excess of the fair value of the securities issued over the warrant exercise price will be reflected as cost of raising capital and not a charge to operations and, accordingly, will be charged to additional paid in capital. The offering which originally terminated on June 30, 2003 was extended to July 31, 2003. The Company sold 2,474,000 units for $843,068 in cash, net of placement and deferred registration costs.

               Private Placement of The Company's Securities:

                    Effective  September 8, 2003,  the Company  commenced a best efforts private offering of up to 4,000,000 shares of its common stock, $0.0001 par value at $0.25 per share. The per share offering price was established by the Company because of the restrictions on transfer of the shares and the fact that prospective investors will be required to purchase a substantial number of shares (20,000 for $5,000) in order to participate. In November 2003, the offering was increased up to 6,000,000 shares at the same purchase price and provided that the Company may use one or more placement agents to assist in the sale. This offering has been extended through February 29, 2004. Each placement agent earns a commission of 10% of the proceeds of all the shares placed by the placement agent and non-accountable expenses of 2% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company has agreed to give the placement agent warrants to purchase up to 600,000 shares of common stock at a purchase price of $.30 per share which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one share of common stock for every 10 shares sold by the placement agent. Through December 31, 2003, 2,798,000 were purchased by accredited investors for $699,500 and through February 3, 2004, 33 individuals purchased 3,468,000 shares for $867,000. At December 31, 2003, the placement agent was owed $1,700 and was entitled to receive warrants to acquire 34,000 common shares at $0.30 each.

               Stock Option Plan:

                    On December 15, 2003,  the Company's  stockholders  ratified the SearchHelp, Inc. 2004 Stock Option Plan ("Plan") which became effective January 1, 2004. Under the Plan, 1,500,000 shares of the Company's common stock are reserved for issuance to employees (including officers), directors and consultants upon exercise of options, stock awards, and stock purchase rights. Options intended to qualify as incentive stock options ("ISO") under
               Section 422(b) of the Internal Revenue Code of 1986 are to be granted to employees only at an exercise price not less than 100% of the fair market value of the Company's common stock at date of grant except for employees holding more than 10% of the Company's common stock whose option price shall be 110% of fair market value at date of grant. Options, stock awards and purchase rights not intended to qualify as ISOs may be granted to employees, officers, directors and consultants to the Company. The minimum exercise price of non-qualified ISOs shall be not less than the minimum legal consideration required under the laws of jurisdiction where the Company was organized. The number of shares granted, terms of exercise, and expiration dates are to be decided at the date of grant of each option, award and purchase right by the Company's Compensation Committee of the Board of Directors. The maximum term of an ISO is five (5) years and ten
               (10) years for non-qualifying ISO. The Plan commenced on January 1, 2004 and will terminate on December 31, 2014 unless sooner terminated by the Board of Directors

NOTE 12  -    COMMITMENTS AND CONTINGENCIES.

               (e) Stock Purchase Rights:

                    Certain  notes  payable   include  a  default  penalty  that
               entitles the holder to purchase (i) 10,000 shares of the Company's common stock for $.01 per share if the note is not repaid on its original due date and (ii) 5,000 shares of the Company's common stock for $.01 per share for each thirty day period the note remains unpaid past its original due date. Each note holder receives these purchase rights regardless of whether the individual note holder agrees to extend the due date of the note. Through December 31, 2002, the note holders received rights to acquire 780,000 common shares at $.01 each. The difference between the fair value of the common stock underlying the purchase rights ($.09 per share, which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value) and the exercise price of $.01 is charged to operations as additional interest on the date the purchase rights are issued. Through December 31, 2002, the note holders exercised rights to acquire 310,000 common shares. During the year ended December 31, 2003, the note holders received additional rights to acquire 345,000 common shares at $.01 each. The difference between the fair values of the common stock underlying the purchase rights ($.49 per share which was determined by management as the difference between the $.50 per unit price the common stock was then being offered to the public and the $.01 par share note holders purchase price). During the year ended December 31, 2003, the note holders exercised purchase rights to acquire 815,000 common shares. At December 31, 2003, no purchase rights to acquire common shares were outstanding.

               (f) License and Distribution Agreement.

                    In June 2002,  the  Company  entered  into a 5 year  license agreement to be the exclusive licensee through December 31, 2003 and a non-exclusive licensee thereafter to manufacture, package, promote, advertise, market and sell a software package designed to assist parents to monitor their child's on-line behavior. The Company was required to pay the licensor an initial license fee of $50,000 and thereafter a royalty of $4 for each product sold. At December 31, 2002 the unamortized portion of the deferred license fee was $44,167 and the licensor was owed $50,000 which is included in accounts payable and accrued expenses at December 31, 2002. Through August 15, 2003, the Company paid the licensor $25,000.

                    Effective  August  15,  2003,  the  parties  terminated  the agreement by entering into a software purchase and services agreement. Under the terms of this agreement the Company is not required to pay the balance owed of $25,000 under the license agreement. The Company under new agreement will acquire the software and all related documents which it had licensed in the June 2002 agreement. The purchase price for the software is $50,000 in cash of which $10,000 was paid at the signing of the agreement, the Company was given a $25,000 credit for the cash paid under the old license agreement and the balance of $15,000 is payable at the closing date. The closing date was scheduled for October 15, 2003 but has been extended indefinitely because the seller has been unable to transfer all of the deliverable items in the agreement to the Company. Management and the seller anticipate that all of the items will be delivered in late March or early April 2004. On the date of the closing, the seller is entitled to additional compensation for the software in the form of two options to buy a total of 750,000 shares of the Company's common stock.

                    The exercise  price of the options will be  determined to be the average of the Company's trading prices for the thirty (30) day period immediately preceding the closing. One option for 250,000 shares is exercisable only if the Company sells 3,000,000 units of the software in the five (5) year period immediately following the closing. The other option for 500,000 shares is exercisable for any time up to five (5) years after the closing.

                    At August 15, 2003, the  unamortized  portion of the license agreement less the $25,000 which was not required to be paid was charged to operations. Amortization and the write off aggregating $19,167 were charged to operations in 2003.

                    The agreement  also  requires the seller to perform  certain consulting services for the Company for $8,000 per month commencing in October 2003 through April 2004. The consulting services include, among other items, assistance in hiring, training and overseeing a technical support team for the Company.

               (g) Lease:

                    The Company is obligated  under an  operating  lease for its office, which expires on December 1, 2004 at an annual rent of $12,960.


               (h) Internet Advertising Agreement.

                    The Company entered into an Internet  Advertising  Agreement with Lifetyme, Inc., a development stage company. The original term of the agreement was for 18 months with the Company having the option to extend the agreement for an additional 18 months. At the inception of the agreement, the Company granted Lifetyme, Inc. a right to purchase 500,000 shares of the Company's common stock for $500 cash. This right was assigned to certain shareholders of Lifetyme, Inc. who exercised the right. At the time of the exercise of the common stock purchase right the deemed fair value of the Company's common stock was $.09 per share, which was the ascribed fair value of the purchase rights using the Black-Scholes Option Pricing Model for determining fair value (which was for services rendered to the Company). The difference between the $500 price paid by Lifetyme, Inc. upon exercise of the purchase right and the intrinsic fair value of the Company's common stock ($.09) of $44,500 was classified in the financial statements as deferred promotional incentives and was being amortized over the life of the advertising agreement. Through August 2002, no benefit had arisen from the contract with Lifetyme and management determined its value was fully impaired because it did not appear that any income would arise from the contract prior to its expiration. Accordingly, the unamortized portion of the contract of $21,773 was written off and charged to operations in September 2002. As of August 6, 2003, the Company has notified Lifetyme, Inc. that it will not be extending or renewing the contract.

               (i) Employment Agreements:

                    On January 1, 2004,  William  Bozsnyak entered into a 3-year employment agreement with the Company terminating the previous agreement. Mr. Bozsnyak is the Chief Executive Officer, Chief Financial Officer, Treasurer, Vice President and Chairman of the Board of Directors. The agreement provides for a base salary of $80,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. His salary shall be increased to $150,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000.

                    On December 8, 2003,  Debbie  Seaman  entered  into a 3-year employment agreement with the Company terminating the previous agreement. Ms. Seaman is the President and Secretary. The agreement provides for a base salary of $70,000 and a minimum annual increase in base salary of 5% if approved by the Board of Directors. Her salary shall be increased to $140,000 per annum upon the Company's successful completion of future sales of stock with total gross proceeds of at least $2,400,000. During the year ended December 31, 2003, Ms. Seaman received $26,246 in compensation.

                    Both of these  employment  agreements will be  automatically extended each year unless notice is received by either the employee or the Company. Both Mr. Bozsnyak and Ms. Seaman will receive incentive bonuses to be determined prior to the commencement of each year if they satisfy the criteria for such bonuses as determined by the Company's compensation committee. Both Ms Seaman and Mr. Bozsnyak will be granted options to purchase up to $200,000 worth of shares of common stock at a price equal to the midpoint between the bid and ask price of a share of common stock on the date of the grant from the Company's stock option plan.

NOTE 13  -    QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

                    The Company's  quarterly financial data, for the years ended
               December 31, 2003 and 2002 follows below.

                                    1st                 2nd                3rd                4th
                                   Quarter            Quarter             Quarter            Quarter
                                   -------            -------             -------            -------

December 31, 2003:
------------------
Net loss                         ($245,800)         ($234,461)          ($107,280)         ($480,892)
                                ===========         ===========         ===========        ==========

Loss per share                     ($.02)             ($.01)              ($.01)             ($.02)
                                ===========         ===========         ===========        ==========
Shares used in
  computation                    15,684,811         16,356,032          18,261,760         19,722,913
                                ===========         ===========         ===========        ==========

December 31, 2002:
------------------
Net loss                         ($268,106)         ($ 34,498)          ($165,054)         ($127,014)
                                ===========         ===========         ===========        ==========

Loss per share                     ($.02)               $ -               ($.01)             ($.01)
                                ===========         ===========         ===========        ==========
Shares used in
  computation                    15,008,111         15,003,186          15,111,800         15,162,008
                                ===========         ===========         ===========        ==========

NOTE 14  -    SUBSEQUENT EVENT.

                    On  February   3,  2004,   the   Company   entered   into  a
               Participation Agreement with Environmental Commercial Technology Corp. ("ECT"). ECT has been granted the rights to market a product, an organic compound ("product"), intended for the prevention of the growth of mold and fungus. The Company received the right to receive 5% of the gross revenue from the sale of the product. In return, the Company provided development capital of $600,000 and will provide consulting services in connection with the marketing and sales of the product for a 5 and 1/2 year term. As additional consideration, the Company also granted ETC and its parent company, Bioneutral Laboratories Corporation USA, a total of 2,300,000 shares of common stock and warrants to purchase up to 2,300,000 shares of common stock.

                    The  fair  value  paid  for  the   participation   agreement
               aggregated $1,950,000 of which $600,000 was in cash and the balance was the fair value of the securities issued. The fair value of the common shares issued of $575,000 was determined by the selling price of the Company's unregistered restricted common stock on the transaction date of $0.25 per share. The fair value of the warrants using the Black-Scholes pricing method with a 6% risk-free interest rate and 200% volatility is $575,000. The estimated registration costs to be borne by the Company are $200,000. The Company is required to effectuate and pay the costs of a registration statement with Securities and Exchange Commission for the shares issued and the shares underlying the warrants issued to ECT and its parent by September 1, 2004. If the Company is not successful in registering these securities by that date, the agreement allows the warrant exercise price to be reduced in stages from $0.33 per share at September 1, 2004 to a low of $0.01 at January 1, 2006. If the registration statement is not effective by January 1, 2005, both ECT and its parent may cancel the agreement and within ten (10) days of such termination, return to the Company (i) the cash of $600,000, less any revenue sharing payments made to the Company, (ii) the warrants and (iii) half of the common shares issued and to the extent that the shares are not then in ECT or its parent company's possession, they must pay fifteen cents ($0.15) for each such share that is no longer in their possession.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has applied for liability insurance for its officers and directors.

     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 25:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Not applicable.

ITEM 26:  RECENT SALES OF UNREGISTERED SECURITIES

     On September 8, 2003 we commenced a best efforts private offering of 4,000,000 shares of our common stock at $.25 per share. This offering was increased to 6,000,000 shares of our common stock in November 2003 and increased to 7,200,000 shares in March 2004 for a total of $1,800,000 to be raised. The offering will close on May 31, 2004, unless we extended it.

     As of April 29, 2004, a total of 5,460,000 shares were sold to approximately 59 accredited investors. The gross proceeds of the offering as of that date was $1,462,500 and the net proceeds to us, after expenses and broker commissions, was approximately $1,417,765.

     S.G. Martin Securities, LLC was the placement agent for a portion of the funds raised and received 10% commission of $27,800 and 2% non-accountable expense of $5,560 has been accrued and not paid as of April 29, 2004. The placement agent is entitled to but has not yet received 111,200 placement agent warrants. These and the 2 % non accountable expenses will be paid to the placement agent within thirty days of the close of the offering.

     Our financial statements reflect an accrual at December 31, 2003 of $1,700 payable to S.G. Martin Securities, LLC, our placement agent, and a warrant to purchase 34,000 shares of our common stock at $.30 per share is issuable to the placement agent. Through April 29, 2004, S.G. Martin Securities, LLC raised a total of $278,000 and was paid a 10% commission of $27,800. $5,560 has been accrued for the 2% non-accountable expenses that have not been paid as of April 29, 2004. S.G. Martin is also entitled to, but has not yet received, a placement agent warrant to purchase a total of 111,200 our common stock. These items will be paid by us within thirty days after the close of the offering.

     In February 2004, we issued 2,300,000 of its common shares valued at $575,000 and warrants to acquire another 2,300,000 common shares at $0.33 in partial payment for royalties as per a participation agreement with the mold remediation licensee and its parent.

     Between December 1, 2001 and February 14, 2002 promissory notes in the aggregate amount of $325,000 were issued to 13 accredited investors. Robert M. Cohen & Co., Inc. was the placement agent and received commissions totaling $32,500. Since we did not pay back the note holders in full within 60 days after the issuance of the notes, they were entitled to purchase up to 5,000 shares of our common stock per month at $.01 per share for each additional month the notes remained unpaid. The notes were paid in full by July 2003 out of the proceeds of our initial public offering. A total of 1,125,000 shares were purchased by the note holders.

     All of the above mentioned shares of common stock were issued in reliance on the exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended.

     On December 30, 2003, management agreed to issue an option to purchase 750,000 shares of common stock at $.25 per share to a non-employee director for business and marketing services rendered by him. The option was issued on March 12, 2004.

     In March, 2004, options to purchase an aggregate of 220,000 shares of our common stock, exercisable at $.25 per share, were granted to two officers under our 2004 Stock Plan and an option to purchase 750,000 shares of common stock, exercisable at $.62 per share, was granted to a consultant, outside of the 2004 Stock Plan.

ITEM 27:  EXHIBITS

Exhibit No.    Description of Exhibit
-----------    ----------------------

1(a) Placement Agent Registration Rights Agreement, dated January 22, 2003, between the Company and Robert M. Cohen & Co, Inc. (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

1(b) Form of Placement Agent Warrant (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

3(a) Articles of Incorporation of the Company (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

3(b) By-laws of the Company (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

4(a) Specimen Common Stock Certificate of the Company (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

4(b) Specimen Class A Warrant Certificate of the Company (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

4(c) Specimen Class B Warrant Certificate of the Company (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

5 Opinion re: Legality (Previously filed and incorporated herein by reference to the Company's Post-Effective Amendment No. 4 filed to the Form SB-2 Registration Statement with the Securities and Exchange Commission on May 10, 2004.)

10(a) Agreement of Lease, dated December 1, 2000, between the Company and Briarcliffe Foundation, Inc. (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

10(b) Extension of Agreement of Lease, dated March 18, 2002, between the Company and Briarcliffe Foundation, Inc. (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

10(c) Form Lock-Up Agreement between the Company and non-public Stockholders (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

10(d) Warrant Agreement, dated January 22, 2003, between the Company and American Stock Transfer and Trust Company (Incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission, File No. 33-97687).

10(e) Company 2004 Stock Plan, dated January 1, 2004. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687).

10(f) Participation Agreement, dated February 3, 2004, between the Company and Environmental Commercial Technology Corp. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687).

10(g) Letter Agreement, dated February 3, 2004, between the Company and Bioneutral Laboratories Corporation USA. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687.)

10(h) Letter Agreement, dated February 3, 2004, between the Company and Bioneutral Laboratories Corporation (Worldwide) Limited. (Incorporated herein by reference to the Company's Annual Report filed on Form 10-KSB for the period ended December 31, 2003, File No. 33-97687).

10(i) Warrant to purchase 575,000 shares of the Company's common stock granted from the Company to Environmental Commercial Technology Corp. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687.)

10(j) Warrant to purchase 1,725,000 shares of the Company's common stock granted from the Company to Bioneutral Laboratories Corporation USA. (Incorporated herein by reference to the
               Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687.)

10(k) Amended and Restated Employment Agreement, dated December, 2003, between the Company and Debbie Seaman. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 with the Securities and Exchange Commission, File No. 33-97687.)

10(l) Amended and Restated Employment Agreement, dated January 1, 2004, between the Company and William Bozsnyak. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687.)

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
10(m) Placement Agent Agreement, dated November 7, 2003, by and between the Company and S.G. Martin Securities LLC. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687.)

10(n) Registration Rights Agreement, dated November 7, 2003, by and between the Company and S.G. Martin Securities LLC. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687.)

10(o) Software Purchase and Service Agreement, dated as of August 15, 2003, by and between the Company and Edocusign, Inc. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687.)

10(p) Software License Agreement, dated August 29, 2003, by and between the Company and Family Trusted Products, LLC. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003, File No. 33-97687.)

10(q) Form Lock-up Extension for Board of Directors. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687. )

10(r) Schedule 10.21 identifying extensions that are substantially similar to Exhibit 10(q) in all material respects except as to the parties thereto and the amount of shares of common stock of the Company that are locked up. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687.)

10(s) Form Lock-up Extension for the Founding Shareholders and Previous Noteholders. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687).

10(t) Schedule 10.23 identifying extensions that are substantially similar to Exhibit 10(s) in all material respects except as to the parties thereto and the amount of shares of common stock of the Company that are locked up. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687).

10(u) Code of Ethics of the Company. (Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission, File No. 33-97687.)

10(v) Employment Agreement, dated March 18, 2004, between the Company and Noel C. Bonilla. (Previously filed and incorporated herein by reference to the Company's Post-Effective Amendment No. 4 to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission on May 10, 2004.)

10(w) Employment Agreement, dated March 18, 2004, between the Company and Eric Elgar. (Previously filed and incorporated herein by reference to the Company's Post-Effective Amendment No. 4 filed to the Form SB-2 Registration Statement with the Securities and Exchange Commission on May 10, 2004.)

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
10(x) Stock Option Agreement, dated March 18, 2004, between the Company and Noel C. Bonilla. (Previously filed and incorporated herein by reference to the Company's Post-Effective Amendment No. 4 filed to the Form SB-2 Registration Statement with the Securities and Exchange Commission on May 10, 2004.)

10(y) Stock Option Agreement, dated March 18, 2004, between the Company and Eric Elgar. (Previously filed and incorporated herein by reference to the Company's Post-Effective Amendment No. 4 filed to the Form SB-2 Registration Statement with the Securities and Exchange Commission on May 10, 2004.)

10(z) Stock Option Agreement, dated March 26, 2004, between the Company and EDOCUSIGN, INC. (Previously filed and incorporated herein by reference to the Company's Post-Effective Amendment No. 4 filed to the Form SB-2 Registration Statement with the Securities and Exchange Commission on May 6, 2004.)

10(aa) Stock Option Agreement, dated March 26, 2004, between the Company and EDOCUSIGN, INC. (Previously filed and incorporated herein by reference to the Company's Post-Effective Amendment No. 4 filed to the Form SB-2 Registration Statement with the Securities and Exchange Commission on May 6, 2004.)

10(bb) Stock Option Agreement, dated March 12, 2004, between the Company and Joseph Carrizzo. (Previously filed and incorporated herein by reference to the Company's Post-Effective Amendment No. 4 filed to the Form SB-2 Registration Statement with the Securities and Exchange Commission on May 6, 2004.)

(23)(a)        Consent of Weinick Sanders Leventhal & Co., LLP (Filed herein)

(23)(b) Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP (included in Exhibit 5) (Previously filed and incorporated herein by reference to the Company's Post-Effective Amendment No. 4 filed to the Form SB-2 Registration Statement with the Securities and Exchange Commission on May 6, 2004.)



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ITEM 28:  UNDERTAKINGS

     A.   Registrant hereby undertakes:

          a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     E. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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
                                   SIGNATURES

     The issuer has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethpage, state of New York, on May 25, 2004.

                                              SearchHelp, Inc.


                                              By: /s/ William Bozsnyak
                                              ------------------------
                                              Name:  William Bozsnyak
                                              Title: Chief Executive Officer,
                                                     Vice President and
                                                     Chairman of the Board

     This offering statement has been signed by the following persons in the capacities and on the dates indicated.


By:  /s/ DEBBIE SEAMAN                                    Date:    May 25, 2004
    ---------------------
Name:    Debbie Seaman
Title:   President

By: /s/  JOEL SAN ANTONIO                                 Date:    May 25 2004
    ---------------------
Name:    Joel San Antonio
Title:   Director

By: /s/  JOSEPH CARRIZZO                                  Date:    May 25 2004
    ---------------------
Name:    Joseph Carrizzo
Title:   Director

By: /s/  NOEL C. BONILLA                                  Date:    May 25 2004
    ---------------------
Name:    Noel C. Bonilla
Title:   Chief Financial Officer


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